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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 19, 1997

                             ---------------------

                            CALI REALTY CORPORATION

             (Exact name of registrant as specified in its charter)

           MARYLAND                        1-13274                 22-3305147
 (state or other jurisdiction            (Commission             (IRS Employer
      or incorporation)                  File Number)            Identification
                                                                    Number)

                 11 COMMERCE DRIVE, CRANFORD, NEW JERSEY 07016

       Registrant's telephone number, including area code (908) 272-8000

                                      N/A

         (Former name or former address, if changed since last report)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 5. OTHER EVENTS

    On September 18, 1997, Cali Realty Corporation and its subsidiary, Cali Realty, L.P. (collectively, the "Company") entered into a Contribution and Exchange Agreement (the "Agreement") with certain contributing partnerships and other entities affiliated with The Mack Company and Patriot American Office Group (collectively, "The Mack Group"). The Agreement provides for, among other things, the Company to acquire 55 office properties, aggregating approximately
9.4 million square feet, (the "Mack Properties") for a total cost of approximately $1.2 billion. According to terms of the Agreement, the cost of the transaction (the "Transaction") will be financed through: (i) the assumption of an aggregate of $302.1 million in long-term mortgage financing (the "Mack Assumed Debt"); (ii) approximately $476.1 million in cash (which the Company plans to obtain through net proceeds to be received from a public offering of its common stock, with the remainder to be obtained through drawing on the Company's revolving credit facilities); (iii) the issuance of 3,931,048 common units ("Common Units") in Cali Realty, L.P. (the "Operating Partnership"); (iv) the issuance of 249,656 preferred units ("Preferred Units") in the Operating Partnership convertible into Common Units; and (v) the issuance of two million warrants ("Warrants") to purchase Common Units.

    As more fully described in the Company's Current Report on Form 8-K/A, dated January 31, 1997, and the Company's Current Report on Form 8-K, dated September 18, 1997, from the period January 1, 1997 through September 19, 1997, the Company acquired a total of 75 properties, aggregating 5.1 million square feet, for a total cost of approximately $578.3 million (including the $450.0 million Robert Martin transaction in January 1997). These properties consist of 24 office buildings aggregating 2.4 million square feet, 40 office/flex buildings aggregating 2.3 million square feet, six industrial/warehouse buildings aggregating 387,000 square feet, two stand-alone retail properties aggregating 17,000 square feet, two land leases, and a multi-family residential property. The acquisitions and related activities referred to above are to be collectively referred to as the "Pre-Mack Events."

    Prior to the completion of the Transaction, the Company intends to commence and complete a public offering and sale of 10 million shares of its Common Stock (subject to increase based on the Company's option and/or underwriters' exercise of its over allotment option). The Company expects to receive approximately $365.1 million in net proceeds from such offering (the "1997 Offering"), which it intends to use primarily to fund the cash portion of the Transaction. No assurances can be given that the 1997 Offering will be completed based on these terms, or at all.

    The following summary of the material provisions of the Agreement is qualified in its entirety by reference to a copy of such Agreement, which is attached hereto as Exhibit 10.98.

    The Mack Properties to be acquired in the Transaction consist of 25 office buildings in New Jersey aggregating 4.8 million square feet, 17 office buildings in Texas aggregating 2.5 million square feet, five office buildings in Arizona aggregating 609,000 square feet, three office buildings in New York aggregating 381,000 square feet, a 320,000 square-foot office building in Nebraska, a 297,000 square-foot building in Florida, a 267,000 square-foot office building in California, a 168,000 square-foot office building in Pennsylvania, and a 72,000 square-foot office building in Iowa. The Mack Properties were constructed between 1894 and 1994 and range in size from 40,000 to 475,000 net rentable square feet. As of June 30, 1997, the Mack Properties had a weighted average occupancy rate of approximately
94.8 percent and were leased to over 1,000 tenants.

    Following the completion of the Transaction, the Company's total portfolio will consist of 187 properties, primarily office and office/flex buildings, aggregating approximately 21.6 million square feet, located in ten states.

    Based on terms in the Agreement, the Cali Realty Corporation name will be changed, subject to shareholder approval, to Mack-Cali Realty Corporation, and the name of the Operating Partnership will be changed from Cali Realty, L.P. to Mack-Cali Realty, L.P. If such shareholder approval is not obtained the Company will operate under its new name pursuant to a fictitious name certificate, and continue to seek to obtain shareholder approval in the future.

    With the completion of the Transaction, the composition of the Company's 13-member Board of Directors will also change. The Mack Group will be permitted to name three designees to the Board, who will be: William Mack, currently Senior Managing Partner of the Mack Company, Mitchell Hersh, currently Partner and Chief Operating Officer of the Mack Company, and Earle Mack, all of whom will be considered "inside" members of the Board because of their relationship with the Company's management. The other inside members of the Board will be John J. Cali, who will remain as Chairman of the Board, Thomas A. Rizk, and Robert Weinberg. The remaining seven independent directors will include three current independent Board members: Brendan Byrne, Irvin Reid and Alan Philibosian; with four additional independent Board members to be selected by the Mack Group, subject to the Company's reasonable approval.

    Additionally, Thomas A. Rizk will remain Chief Executive Officer and will resign as President of the Company, with Mitchell Hersh being appointed President and Chief Operating Officer. The Company's other existing officers will retain their current positions and responsibilities, except that Brant Cali will resign as Chief Operating Officer and John R. Cali will resign as Chief Administrative Officer. Brant Cali and John R. Cali will remain as officers of the Company as Executive Vice Presidents.

    Additionally, the Agreement calls for the Company to enter into non-competition agreements with each of William, Earle, David and Frederick Mack, which will restrict the business dealings of such individuals relative to their involvement in commercial real estate activities to those specified in the Agreement. The agreements are to have a term of the later of (a) three years from the completion of the Transaction, or (b) the occurrence of specified circumstances including, but not limited to, the removal of William, Earle, David or Frederic Mack, respectively, from the Company's Board of Directors and a decrease in certain ownership levels.

    The 3,931,048 Common Units to be issued in the Transaction will be redeemable, after one year, for shares of Common Stock of the Company. Following completion of the Transaction, there will be 8,021,219 Common Units in the Operating Partnership issued and outstanding.

    The 249,956 Preferred Units to be issued in the Transaction will contain anti-dilution protection and have voting rights similar to those of Common Units. The Preferred Units would be able to be converted to 7,205,079 Common Units immediately following their issuance upon completion of the Transaction. Pursuant to the Agreement, the Common Units underlying 209,656 of the Preferred Units may be redeemed for shares of Common Stock of the Company after three years and the Common Units underlying 40,000 of the Preferred Units may be redeemed for shares of Common Stock after one year. The distribution on each Preferred Unit will be paid quarterly at an annual rate of 6.75 percent of the stated value ($1,000) of each unit, or $67.50 per Preferred Unit annually, subject to certain restrictions if such Preferred Units are converted to common units. The Company will have the right to cause the conversion of any or all of the Preferred Units into common units, at any time after the seven and one-half year anniversary of the completion of the Transaction at their stated value plus accrued but unpaid distributions, subject to restrictions based on the price of the Company's Common Stock. The Preferred Units are also subject to various other provisions as described in the Agreement.

    The Warrants to be issued in the Transaction will be exercisable over a four-year period commencing with the first anniversary of the completion of the Transaction, and upon exercise, provide for the purchase of a Common Unit in the Operating Partnership at a price of $37.80 per Common Unit, subject to adjustment for customary anti-dilution rights.

    On or before December 12, 1997, the Company may terminate the Agreement for any reason. On or before October 27, 1997, the Mack Group may terminate the Agreement for any reason. During the period beginning October 28, 1997 and through December 12, 1997, the Mack Group may terminate the

Agreement under certain situations and conditions relative to material adverse changes in the activities and stock price of the Company during that period.

    The completion of the Transaction is subject to certain conditions, including approval by the Company's stockholders. There can be no assurance that the Transaction will be consummated or that the Agreement will not be modified or amended. Subject to the foregoing, the Company expects the Transaction to be completed in or about December 1997.

    The Transaction is pursuant to an agreement for the sale and purchase of the Properties between each selling entity and the Company. The factors considered by the Company in determining the price to be paid for the Properties include their historical and expected cash flow, nature of the tenants and terms of leases in place, occupancy rates, opportunities for alternative and new tenancies, current operating costs and real estate taxes on the properties and anticipated changes therein under Company ownership, the physical condition and locations of the properties, the anticipated effect on the Company's financial results (including particularly funds from operations) and the ability to sustain and potentially increase its distributions to Company stockholders, and other factors. The Company took into consideration capitalization rates at which it believes other comparable office buildings had recently sold, but determined the price it is willing to pay primarily on the factors discussed above relating to the properties themselves and their fit with the Company's operations. No separate independent appraisals were obtained in connection with the pending acquisition of the Properties by the Company. The Company has retained Prudential Securities Incorporated to provide certain financial advisory services in connection with the Transaction. The Company is not aware of any material factors, other than those enumerated above, that would cause the financial information reported not to be necessarily indicative of future operating results.

(a)  Financial Statements

    Audited Combined Financial Statements of the Mack Group as of December 31, 1996 and 1995 and for the three years in the period ended December 31, 1996 and Unaudited Financial Information as of June 30, 1997 and for the six months ended June 30, 1997 and 1996.

(b)  Pro Forma Financial Information (unaudited)

    Unaudited pro forma financial information for the Company is presented as follows:

       Condensed consolidated balance sheet as of June 30, 1997.

       Condensed consolidated statements of operations for the six months ended June 30, 1997 and the year ended December 31, 1996.

(c)  Exhibits

    10.98-Contribution and Exchange Agreement among The MK Contributors, The MK Entities, The Patriot Contributors, The Patriot Entities, Patriot American Management and Leasing Corp., Cali Realty, L.P. and Cali Realty Corporation, dated September 18, 1997.

MACK PROPERTIES

    The following tables set forth certain historical information relating to each of the Mack Properties which were owned by Mack as of June 30, 1997.

                                          NET     PERCENTAGE    PERCENTAGE      1996        1996
                                       RENTABLE     LEASED        LEASED        BASE      EFFECTIVE
                               YEAR      AREA        AS OF         AS OF        RENT        RENT
PROPERTY/LOCATION              BUILT   (SQ. FT.)  12/31/96(%)(1) 6/30/97(%)(2) ($000)(3)  ($000)(4)
----------------------------  -------  ---------  -----------   -----------   ---------   ---------
ROCHELLE PARK, BERGEN
COUNTY, NJ
  Mack Centre I -- 365 West
  Passaic Street............     1976    212,578      81.0          86.2          3,297       2,682
  120 Passaic Street........     1972     52,000     100.0         100.0            575         551
PARAMUS, BERGEN COUNTY, NJ
  Mack Centre II -- 650 From
  Road......................     1978    348,510      90.0         100.0          6,066       4,993
  Mack Centre III -- 140
  East Ridgewood Avenue.....     1981    239,680      90.9          99.1          4,806       4,009
  Mack Centre IV -- 61 South
  Paramus Road..............     1985    269,191      75.8          78.8          5,177       4,249
  Mack Centre VI -- 461 From
  Road......................     1988    253,554      98.3         100.0          5,087       4,762
  Mack Centre VII -- 15 East
  Midland Avenue............     1988    259,823     100.0         100.0          4,493       3,758
UPPER SADDLE RIVER, BERGEN
COUNTY, NJ
  Mack Saddle River -- One
  Lake Street...............  1973/94(8)   474,801    100.0        100.0          7,144       6,234
MONTVALE, BERGEN COUNTY, NJ
  Mack Montvale I -- 95
  Chestnut Ridge Road.......     1975     47,700     100.0         100.0            507         290
  Mack Montvale II -- 135
  Chestnut Ridge Road.......     1981     66,150     100.0         100.0          1,217         973
WOODCLIFF LAKE, BERGEN
COUNTY, NJ
  400 Chestnut Ridge Road...     1982     89,200     100.0         100.0          1,814       1,813
  470 Chestnut Ridge Road...     1987     52,500     100.0         100.0          1,051       1,051
  530 Chestnut Ridge Road...     1986     57,204     100.0         100.0          1,083       1,082

                              PERCENTAGE
                                 OF            1996        1996 AVG.         TENANTS LEASING
                                1996         AVERAGE       EFFECTIVE          10% OR MORE OF
                                TOTAL       BASE RENT      RENT PER.        NET RENTABLE AREA
                              BASE RENT      PER SQ.        SQ. FT.            PER PROPERTY
PROPERTY/LOCATION                (%)        FT.($)(5)       ($)(6)           AS OF 6/30/97(7)
----------------------------  ---------   --------------   ---------   ----------------------------
ROCHELLE PARK, BERGEN
COUNTY, NJ
  Mack Centre I -- 365 West
  Passaic Street............     2.57         19.15          15.58     Sizes Unlimited Inc. (26%)
                                                                       Financial Telesis Inc. (10%)
                                                                       Catalina Marketing Corp.
                                                                       (10%)
  120 Passaic Street........     0.45         11.06          10.60     Electronic Data
                                                                       Systems Corp. (100%)
PARAMUS, BERGEN COUNTY, NJ
  Mack Centre II -- 650 From
  Road......................     4.74         19.34          15.92     Western Union Financial
                                                                       Services, Inc. (38%)
  Mack Centre III -- 140
  East Ridgewood Avenue.....     3.75         22.05          18.40     AT&T Wireless
                                                                       Services (41%), Smith Barney
                                                                       Inc. (19%)
  Mack Centre IV -- 61 South
  Paramus Road..............     4.04         25.37          20.82     Dunn & Bradstreet Software
                                                                       Services, Inc. (10%)
  Mack Centre VI -- 461 From
  Road......................     3.97         20.41          19.11     Toys 'R' Us, Inc. (89%)
  Mack Centre VII -- 15 East
  Midland Avenue............     3.51         17.29          14.46     AT&T Wireless Services (98%)
UPPER SADDLE RIVER, BERGEN
COUNTY, NJ
  Mack Saddle River -- One
  Lake Street...............     5.58         15.05          13.13     Prentice-Hall, Inc. (100%)
MONTVALE, BERGEN COUNTY, NJ
  Mack Montvale I -- 95
  Chestnut Ridge Road.......     0.40         10.63           6.08     ArgEvo E.H. (100%)
  Mack Montvale II -- 135
  Chestnut Ridge Road.......     0.95         18.40          14.70     Alliance Funding Company
                                                                       (100%)
WOODCLIFF LAKE, BERGEN
COUNTY, NJ
  400 Chestnut Ridge Road...     1.42         20.34          20.33     Timeplex, Inc. (100%)
  470 Chestnut Ridge Road...     0.82         20.02          20.01     Timeplex, Inc. (100%)
  530 Chestnut Ridge Road...     0.85         18.93          18.92     KPMG Peat Marwick, LLP
                                                                       (100%)

                                          NET     PERCENTAGE    PERCENTAGE      1996        1996
                                       RENTABLE     LEASED        LEASED        BASE      EFFECTIVE
                               YEAR      AREA        AS OF         AS OF        RENT        RENT
PROPERTY/LOCATION              BUILT   (SQ. FT.)  12/31/96(%)(1) 6/30/97(%)(2) ($000)(3)  ($000)(4)
----------------------------  -------  ---------  -----------   -----------   ---------   ---------
LITTLE FERRY, BERGEN COUNTY,
NJ
  Mack Airport -- 200 Riser
  Road......................     1974    286,628     100.0         100.0            991         896
MORRIS PLAINS, MORRIS
COUNTY, NJ
  Mack Lakeview Plaza -- 201
  Littleton Road............     1979     88,369      89.0          89.0          1,414       1,135
  Mack Morris Plains -- 250
  Johnson Road..............     1977     75,000     100.0         100.0          1,125         782
MORRIS TOWNSHIP, MORRIS
COUNTY, NJ
  Kemble Plaza I -- 340 Mt.
  Kemble Ave................     1985    387,000     100.0         100.0          5,244       5,198
  Kemble Plaza II -- 412 Mt.
  Kemble Ave................     1986    475,100     100.0         100.0          7,499       7,311
WAYNE, PASSAIC COUNTY, NJ
  Mack Willowbrook -- 201
  Willowbrook Boulevard.....     1970    178,329     100.0         100.0          2,214       1,894
BRIDGEWATER, SOMERSET
COUNTY, NJ
  Mack Bridgewater I -- 721
  Route 202/206.............     1989    192,741     100.0         100.0          3,631       2,558
CRANFORD, UNION COUNTY, NJ
  Mack Cranford -- 12
  Commerce Drive............     1967     72,260      87.3          87.3            552         492
NEW PROVIDENCE, UNION
COUNTY, NJ
  Mack Murray Hill -- 890
  Mountain Road.............     1977     80,000     100.0          59.2          1,538       1,437

                              PERCENTAGE
                                 OF            1996        1996 AVG.         TENANTS LEASING
                                1996         AVERAGE       EFFECTIVE          10% OR MORE OF
                                TOTAL       BASE RENT      RENT PER.        NET RENTABLE AREA
                              BASE RENT      PER SQ.        SQ. FT.            PER PROPERTY
PROPERTY/LOCATION                (%)        FT.($)(5)       ($)(6)           AS OF 6/30/97(7)
----------------------------  ---------   --------------   ---------   ----------------------------
LITTLE FERRY, BERGEN COUNTY,
NJ
  Mack Airport -- 200 Riser
  Road......................     0.77          3.46           3.13     Ford Motor Co. (34%)
                                                                       Sanyo Fisher Service Corp.
                                                                       (33%)
                                                                       Dassault Falcon Jet Corp.
                                                                       (33%)
MORRIS PLAINS, MORRIS
COUNTY, NJ
  Mack Lakeview Plaza -- 201
  Littleton Road............     1.10         17.98          14.43     Poppe Tyson Inc. (34%) Xerox
                                                                       Corp. (29%) Willis Corroon
                                                                       Corp. of New Jersey (20%)
  Mack Morris Plains -- 250
  Johnson Road..............     0.88         15.00          10.43     Electronic Data Systems
                                                                       Corp. (100%)
MORRIS TOWNSHIP, MORRIS
COUNTY, NJ
  Kemble Plaza I -- 340 Mt.
  Kemble Ave................     4.09         13.55          13.43     AT&T Corp. (100%)
  Kemble Plaza II -- 412 Mt.
  Kemble Ave................     5.86         15.78          15.39     AT&T Corp. (100%)
WAYNE, PASSAIC COUNTY, NJ
  Mack Willowbrook -- 201
  Willowbrook Boulevard.....     1.73         12.42          10.62     The Grand Union Co. (76%)
                                                                       Woodward-Clyde Consultants
                                                                       (24%)
BRIDGEWATER, SOMERSET
COUNTY, NJ
  Mack Bridgewater I -- 721
  Route 202/206.............     2.84         18.84          13.27     Allstate Insurance Company
                                                                       (37%) Norris, McLaughlin &
                                                                       Marcus, PA (30%) Lucent
                                                                       Technologies, Inc. (20%)
CRANFORD, UNION COUNTY, NJ
  Mack Cranford -- 12
  Commerce Drive............     0.43          8.75           7.80     Dames & Moore (42%)
                                                                       Registrar & Transfer Co.
                                                                       (23%) Body Connections, Inc.
                                                                       (20%)
NEW PROVIDENCE, UNION
COUNTY, NJ
  Mack Murray Hill -- 890
  Mountain Road.............     1.20         19.23          17.97     Allstate Insurance Company
                                                                       (59%)

                                          NET     PERCENTAGE    PERCENTAGE      1996        1996
                                       RENTABLE     LEASED        LEASED        BASE      EFFECTIVE
                               YEAR      AREA        AS OF         AS OF        RENT        RENT
PROPERTY/LOCATION              BUILT   (SQ. FT.)  12/31/96(%)(1) 6/30/97(%)(2) ($000)(3)  ($000)(4)
----------------------------  -------  ---------  -----------   -----------   ---------   ---------
MILLBURN, ESSEX COUNTY, NJ
  Mack Short Hills -- 150
  J.F. Kennedy Parkway......     1980    247,476     100.0         100.0          5,241       4,965
EAST BRUNSWICK, MIDDLESEX
COUNTY, NJ
  Mack East Brunswick -- 377
  Summerhill Road...........     1977     40,000     100.0         100.0            363         359
WOODBRIDGE, MIDDLESEX
COUNTY, NJ
  Mack Woodbridge II -- 581
  Main Street...............     1991    200,000      92.3          95.5          3,688       2,916
NORTH HEMPSTEAD, NASSAU
COUNTY, NY
  Mack Manhasset -- 111 East
  Shore Road................     1980     55,575     100.0         100.0          1,612       1,591
  Mack North Hills -- 600
  Community Drive...........     1983    206,274     100.0         100.0          4,379       4,102
FISHKILL, DUTCHESS COUNTY,
NY
  Westage Business Center --
    300 South Lake Drive....     1987    118,727      91.2          99.8          1,471       1,228
TAMPA, HILLSBOROUGH COUNTY,
FL
  One Mack Centre -- 501
  Kennedy Boulevard.........     1982    297,429      88.8          90.5          3,852       3,480
PLYMOUTH MEETING, MONTGOMERY
COUNTY, PA
  Mack Plymouth Meeting --
  1150 Plymouth Meeting
  Mall......................     1970    167,748      99.7          98.4          2,451       2,317

                              PERCENTAGE
                                 OF            1996        1996 AVG.         TENANTS LEASING
                                1996         AVERAGE       EFFECTIVE          10% OR MORE OF
                                TOTAL       BASE RENT      RENT PER.        NET RENTABLE AREA
                              BASE RENT      PER SQ.        SQ. FT.            PER PROPERTY
PROPERTY/LOCATION                (%)        FT.($)(5)       ($)(6)           AS OF 6/30/97(7)
----------------------------  ---------   --------------   ---------   ----------------------------
MILLBURN, ESSEX COUNTY, NJ
  Mack Short Hills -- 150
  J.F. Kennedy Parkway......     4.09         21.18          20.06     KPMG Peat Marwick, LLP (44%)
                                                                       Budd Larner Gross Rosenbaum
                                                                       Greenberg & Sade, PC (22%)
                                                                       Coldwell Banker Residential
                                                                       Real Estate (13%)
EAST BRUNSWICK, MIDDLESEX
COUNTY, NJ
  Mack East Brunswick -- 377
  Summerhill Road...........     0.28          9.08           8.97     Greater New York Mutual
                                                                       Insurance Company (100%)
WOODBRIDGE, MIDDLESEX
COUNTY, NJ
  Mack Woodbridge II -- 581
  Main Street...............     2.88         19.98          15.80     First Investors Management
                                                                       Company, Inc.(46%) CIBA
                                                                       Consumer Pharmaceuticals
                                                                       (39%)
NORTH HEMPSTEAD, NASSAU
COUNTY, NY
  Mack Manhasset -- 111 East
  Shore Road................     1.26         29.01          28.63     Administrations for the
                                                                       Professions, Inc. (100%)
  Mack North Hills -- 600
  Community Drive...........     3.42         21.23          19.89     CMP Media, Inc. (100%)
FISHKILL, DUTCHESS COUNTY,
NY
  Westage Business Center --
    300 South Lake Drive....     1.14         13.59          11.34     Allstate Insurance Company
                                                                       (15%)
TAMPA, HILLSBOROUGH COUNTY,
FL
  One Mack Centre -- 501
  Kennedy Boulevard.........     3.01         14.58          13.17     Raytheon Engineers &
                                                                       Constructors, Inc.(31%)
                                                                       Fowler, White, Gillen Boggs,
                                                                       Villareal & Banker, PA (30%)
PLYMOUTH MEETING, MONTGOMERY
COUNTY, PA
  Mack Plymouth Meeting --
  1150 Plymouth Meeting
  Mall......................     1.91         14.66          13.85     Smith Enviromental
                                                                       Technologies Corp. (42%)
                                                                       Ken Crest Services (16%)
                                                                       Computer Learning Centers,
                                                                       Inc. (12%)

                                          NET     PERCENTAGE    PERCENTAGE      1996        1996
                                       RENTABLE     LEASED        LEASED        BASE      EFFECTIVE
                               YEAR      AREA        AS OF         AS OF        RENT        RENT
PROPERTY/LOCATION              BUILT   (SQ. FT.)  12/31/96(%)(1) 6/30/97(%)(2) ($000)(3)  ($000)(4)
----------------------------  -------  ---------  -----------   -----------   ---------   ---------
PHOENIX, MARICOPA COUNTY, AZ
  Beardsley Corporate Center
    -- 20002 North 19th
    Ave.....................     1986    119,301     100.0         100.0            673         389
  Patriot Biltmore Plaza --
    6001 North 24th
    Street..................     1987    124,690     100.0         100.0          1,604       1,335
  Mack Beardsley -- 19640
    North 31st Street.......     1990    124,171     100.0         100.0          1,396       1,396
SCOTTSDALE, MARICOPA COUNTY,
AZ
  9060 E. Via Linda
  Boulevard.................     1984    111,200     100.0         100.0          1,276       1,276
GLENDALE, MARICOPA COUNTY,
AZ
  Mack Glendale -- 5551 West
  Talavi Boulevard..........     1991    130,000     100.0         100.0          1,087       1,076
EULESS, TARRANT
COUNTY, TX
  Landmark Centre -- 150
  West Park Way.............     1984     74,429      98.8          96.6            856         738
RICHARDSON, DALLAS COUNTY,
TX
  Santa Fe Building -- 1122
  Alma Road.................     1977     82,576     100.0         100.0            599         446
IRVING, DALLAS COUNTY, TX
  Metroport -- 2300 Valley
  View......................     1985    142,634      89.6         100.0          1,688       1,304
DALLAS, DALLAS COUNTY, TX
  3100 Monticello...........     1984    173,837      65.7          83.8          1,908       1,746

                              PERCENTAGE
                                 OF            1996        1996 AVG.         TENANTS LEASING
                                1996         AVERAGE       EFFECTIVE          10% OR MORE OF
                                TOTAL       BASE RENT      RENT PER.        NET RENTABLE AREA
                              BASE RENT      PER SQ.        SQ. FT.            PER PROPERTY
PROPERTY/LOCATION                (%)        FT.($)(5)       ($)(6)           AS OF 6/30/97(7)
----------------------------  ---------   --------------   ---------   ----------------------------
PHOENIX, MARICOPA COUNTY, AZ
  Beardsley Corporate Center
    -- 20002 North 19th
    Ave.....................     0.53          5.64           3.26     American Express Travel
                                                                       Related Services Co., Inc.
                                                                       (100%)
  Patriot Biltmore Plaza --
    6001 North 24th
    Street..................     1.25         12.86          10.71     Del Webb Corporation (68%)
                                                                       Wrigley Mansion Club, Inc.
                                                                       (24%)
  Mack Beardsley -- 19640
    North 31st Street.......     1.09         11.24          11.24     American Express Travel
                                                                       Related Services Co., Inc.
                                                                       (100%)
SCOTTSDALE, MARICOPA COUNTY,
AZ
  9060 E. Via Linda
  Boulevard.................     1.00         11.47          11.47     Sentry Insurance A Mutual
                                                                       Company (100%)
GLENDALE, MARICOPA COUNTY,
AZ
  Mack Glendale -- 5551 West
  Talavi Boulevard..........     0.85          8.36           8.28     Honeywell, Inc. (100%)
EULESS, TARRANT
COUNTY, TX
  Landmark Centre -- 150
  West Park Way.............     0.67         11.64          10.04     Warrantech Corporation (34%)
                                                                       Mike Bowman Realtors/Century
                                                                       21 (17%)
                                                                       Landmark Bank-Mid Cities
                                                                       (16%)
RICHARDSON, DALLAS COUNTY,
TX
  Santa Fe Building -- 1122
  Alma Road.................     0.47          7.25           5.40     MCI Telecommunications Corp.
                                                                       (100%)
IRVING, DALLAS COUNTY, TX
  Metroport -- 2300 Valley
  View......................     1.32         13.21          10.20     Nokia, Inc. (52%)
                                                                       Computer Task Group, Inc.
                                                                       (12%)
                                                                       Alltell Information
                                                                       Services, Inc.(12%)
DALLAS, DALLAS COUNTY, TX
  3100 Monticello...........     1.49         16.71          15.28     Insignia Financial Group,
                                                                       Inc.(18%)
                                                                       Time Marketing Corporation
                                                                       (11%)

                                          NET     PERCENTAGE    PERCENTAGE      1996        1996
                                       RENTABLE     LEASED        LEASED        BASE      EFFECTIVE
                               YEAR      AREA        AS OF         AS OF        RENT        RENT
PROPERTY/LOCATION              BUILT   (SQ. FT.)  12/31/96(%)(1) 6/30/97(%)(2) ($000)(3)  ($000)(4)
----------------------------  -------  ---------  -----------   -----------   ---------   ---------
  Preston Centre Plaza --
  8214 Westchester..........     1983     95,509      88.9          89.3          1,096         944
  Tri West Plaza -- 3030 LBJ
  Freeway...................     1984    367,018      98.9          96.0          4,660       4,059
PLANO, COLLIN COUNTY, TX
  555 Republic Place........     1986     97,889     100.0          97.5          1,039         765
HOUSTON, HARRIS COUNTY, TX
  Cornerstone Regency --
  14511 Falling Creek.......     1982     70,999      96.4          87.4            584         466
  Katy Plaza -- 5225 Katy
  Freeway...................     1983    112,213      88.1          92.0            899         646

  5300 Memorial.............     1982    155,099      95.1          96.0          1,634       1,321
  1717 St. James Place......     1975    109,574      94.9          96.0            988         796
  1770 St. James Place......     1973    103,689      96.3          95.2          1,082         775
  10497 Town & Country
  Way.......................     1981    148,434      99.3          99.0          1,564       1,293
SAN ANTONIO, BEXAR COUNTY,
TX
  Bexar Plaza -- 1777 N.E.
    Loop 410................     1986    256,137      92.4          94.0          2,754       2,252

  Century Building -- 84
    N.E. Loop 410...........     1971    187,312      95.1          91.4          2,032       1,470
  Riverview -- 111
    Soledad.................     1918    248,153      54.7          60.0          1,269         999

                              PERCENTAGE
                                 OF            1996        1996 AVG.         TENANTS LEASING
                                1996         AVERAGE       EFFECTIVE          10% OR MORE OF
                                TOTAL       BASE RENT      RENT PER.        NET RENTABLE AREA
                              BASE RENT      PER SQ.        SQ. FT.            PER PROPERTY
PROPERTY/LOCATION                (%)        FT.($)(5)       ($)(6)           AS OF 6/30/97(7)
----------------------------  ---------   --------------   ---------   ----------------------------
  Preston Centre Plaza --
  8214 Westchester..........     0.86         12.91          11.12     State Bank & Trust (10%)
                                                                       Preston Business Center,
                                                                       Inc. (15%)
                                                                       Malone Mortgage Company
                                                                       America, Inc. (11%)
  Tri West Plaza -- 3030 LBJ
  Freeway...................     3.64         12.84          11.18     Club Corporation
                                                                       International (29%)
PLANO, COLLIN COUNTY, TX
  555 Republic Place........     0.81         10.61           7.81     William Smith Enterprises
                                                                       (19%)
                                                                       Kaiser Foundation Health
                                                                       Plan of Texas (17%)
                                                                       Dayton Hudson Corporation
                                                                       (14%)
HOUSTON, HARRIS COUNTY, TX
  Cornerstone Regency --
  14511 Falling Creek.......     0.46          8.53           6.81     Nationwide Mutual Insurance
                                                                       Company (11%)
  Katy Plaza -- 5225 Katy
  Freeway...................     0.70          9.09           6.53
  5300 Memorial.............     1.28         11.08           8.96     Drypers Corporation (20%)
                                                                       HCI Chemicals USA, Inc.(14%)
                                                                       Datavox, Inc. (17%)
  1717 St. James Place......     0.77          9.50           7.65     Mississippi Chemical
                                                                       Express, Inc. (14%)
  1770 St. James Place......     0.84         10.84           7.76     Gateway Homes, Inc. (10%)
  10497 Town & Country
  Way.......................     1.22         10.61           8.77     Texas Ohio Gas, Inc. (11%)
                                                                       Vastar Resources, Inc.(22%)
SAN ANTONIO, BEXAR COUNTY,
TX
  Bexar Plaza -- 1777 N.E.
    Loop 410................     2.15         11.64           9.52
  Century Building -- 84
    N.E. Loop 410...........     1.59         11.41           8.25     KBL Cable, Inc. (26%)
                                                                       Pacificare of Texas, Inc.
                                                                       (30%)
                                                                       Kraft General Foods, Inc.
                                                                       (25%)
  Riverview -- 111
    Soledad.................     0.99          9.35           7.36

                                          NET     PERCENTAGE    PERCENTAGE      1996        1996
                                       RENTABLE     LEASED        LEASED        BASE      EFFECTIVE
                               YEAR      AREA        AS OF         AS OF        RENT        RENT
PROPERTY/LOCATION              BUILT   (SQ. FT.)  12/31/96(%)(1) 6/30/97(%)(2) ($000)(3)  ($000)(4)
----------------------------  -------  ---------  -----------   -----------   ---------   ---------
AMARILLO, POTTER COUNTY, TX
  Atrium at Coulter Ridge --
    6900 IH-40 West.........     1986     71,771      82.4          80.0            583         464
SAN FRANCISCO, SAN FRANCISCO
COUNTY, CA
  Phelan Building -- 760
    Market Street...........     1908    267,446      81.6          83.1          4,078       3,726
OMAHA, DOUGLAS COUNTY, NE
  Brandeis Building -- 210
    South 16th Street.......     1894    319,535      94.3          94.4          2,326       2,210
WEST DES MOINES, POLK
COUNTY, IA
  Century III -- 2600
    Westown Parkway.........     1988     72,265      95.3          95.4            809         689
                                       ---------     -----         -----      ---------   ---------
  Total Mack Properties.....           9,357,428      93.7          94.8        128,066     111,689
                                       ---------     -----         -----      ---------   ---------
                                       ---------                              ---------   ---------

                              PERCENTAGE
                                 OF            1996        1996 AVG.         TENANTS LEASING
                                1996         AVERAGE       EFFECTIVE          10% OR MORE OF
                                TOTAL       BASE RENT      RENT PER.        NET RENTABLE AREA
                              BASE RENT      PER SQ.        SQ. FT.            PER PROPERTY
PROPERTY/LOCATION                (%)        FT.($)(5)       ($)(6)           AS OF 6/30/97(7)
----------------------------  ---------   --------------   ---------   ----------------------------
AMARILLO, POTTER COUNTY, TX
  Atrium at Coulter Ridge --
    6900 IH-40 West.........     0.46          9.86           7.85     Sitel Corporation (16%)
SAN FRANCISCO, SAN FRANCISCO
COUNTY, CA
  Phelan Building -- 760
    Market Street...........     3.18         18.69          17.07     R.H. Macy & Company, Inc.
                                                                       (19%)
                                                                       Comp USA, Inc. (11%)
OMAHA, DOUGLAS COUNTY, NE
  Brandeis Building -- 210
    South 16th Street.......     1.82          7.72           7.33     Union Pacific Railroad
                                                                       Company (69%)
WEST DES MOINES, POLK
COUNTY, IA
  Century III -- 2600
    Westown Parkway.........     0.62         11.75          10.00     MCI Telecommunications Corp.
                                                                       (14%)
                                                                       New England Mutual Life
                                                                       Insurance Company (13%)
                                                                       St. Paul Fire and Marine
                                                                       Insurance Company (19%)
                                                                       American Express Financial
                                                                       Advisors, Inc. (10%)
                              ---------       -----        ---------
  Total Mack Properties.....   100.00         14.61          12.74
                              ---------       -----        ---------

------------------------
(1) Based on all leases in effect as of December 31, 1996.

(2) Based on all leases in effect as of June 30, 1997.

(3) Total base rent for 1996, determined in accordance with GAAP. Substantially all of the leases provide for annual base rents plus recoveries and escalation charges based upon the tenant's proportionate share of and/or increases in real estate taxes utilities and certain operating costs, as defined.

(4) Total base rent for 1996 minus total 1996 amortization of tenant improvements, leasing commissions and other concessions and costs, determined in accordance with GAAP.

(5) Base rent for 1996 divided by net rentable square feet leased at December 31, 1996.

(6) Effective rent for 1996 divided by net rentable square feet leased at December 31, 1996.

(7) Excludes office space leased subsequent to June 30, 1997.

(8) A 130,000 square foot building addition was completed in 1994.

MACK'S SIGNIFICANT TENANTS

    The following table sets forth a schedule of Mack's ten largest tenants as of June 30, 1997, based upon annualized contractual base rents for the month of June 1997.

                                                                                              PERCENTAGE
                                                                          AVERAGE           OF MACK'S TOTAL       LEASE
                                                                          RENT PER          ANNUALIZED BASE     EXPIRATION
                  TENANT NAME                                         SQUARE FOOT (2)       RENTAL REVENUE         DATE
-----------------------------------------------       TENANT         ------------------   -------------------   ----------
                                                    ANNUALIZED
                                                    BASE RENTAL
                                                 REVENUE (000) (1)
                                                 -----------------
                                                  (IN THOUSANDS)
AT&T Corp......................................       $13,491              $15.65               10.21%           Jan. 2008(3)
AT&T Wireless Services.........................         7,653               21.76                 5.79          March 2007(4)
Prentice Hall, Inc.............................         5,795               12.21                 4.39           Dec. 2014
CMP Media, Inc.................................         4,823               21.75                 3.65           Oct. 2014
Toys 'R' Us, Inc...............................         4,308               19.18                 3.26           Dec. 2012
Timeplex, Inc..................................         2,780               19.62                 2.10           June 2004(5)
KPMG Peat Marwick, LLP.........................         2,535               22.46                 1.92          Sept. 2002
Western Union Financial Services, Inc..........         2,434               18.50                 1.84           Nov. 2000
Union Pacific Railroad Company.................         2,394               10.79                 1.81            May 2002
American Express Company.......................         2,266                8.97                 1.72           July 2000(6)
                                                      -------                                    -----
        Total..................................       $48,479                                   36.69%
                                                      -------                                    -----
                                                      -------                                    -----

------------------------

(1) Annual base rental revenue is based on actual June 1997 billings annualized and is not derived from historical GAAP results. The historical results for the 12 months ended December 31, 1997 may differ from those set forth above.

(2) Represents tenant's annualized base rent divided by the respective tenant's leased square feet as of June 30, 1997.

(3) Represents leases at two office properties. AT&T Corp.'s lease of (i) 475,100 net rentable square feet at Kemble Plaza II, Morris Township, New Jersey expires in January 2008 and (ii) 387,000 net rentable square feet at Kemble Plaza I, Morris Township, New Jersey expires in January 2009.

(4) Represents leases at three office properties. AT&T Wireless Services' leases of (i) 255,536 net rentable square feet at Mack Centre VII, Paramus, New Jersey expires in March 2007 and (ii) 85,976 net rentable square feet in Mack Centre III, Paramus, New Jersey expires in March 2007, and (iii) 10,113 net rentable square feet in Mack Centre I, Rochelle Park, New Jersey expires in May 1998.

(5) Represents leases at two office properties. Timeplex, Inc.'s lease of (i) 89,200 net rentable square feet at 400 Chestnut Ridge Road, Woodcliff Lake, New Jersey expires in June 2004 and (ii) 52,500 net rentable square feet at 470 Chestnut Ridge Road, Woodcliff Lake, New Jersey expires in December 2005.

(6) Represents leases at three office properties. American Express Travel Related Services Co., Inc.'s leases of (i) 124,171 net rentable square feet at 19640 No. 31st St., Phoenix, Arizona expires in July 2000 and (ii) 119,301 net rentable square feet at 20002 No. 19th Ave., Phoenix, Arizona expires in February 2004. American Express Financial Advisors, Inc.'s lease of 9,175 net rentable square feet at Mack Centre IV, Paramus, New Jersey expires in September, 1999.

MACK PROPERTIES: SCHEDULE OF LEASE EXPIRATIONS

    The following table sets forth a schedule of the lease expirations for the Mack Properties beginning with the six months ending December 31, 1997 and annually thereafter, assuming that none of the tenants exercises renewal options:

                                                           NET
                                                        RENTABLE                                                AVERAGE ANNUAL
                                                          AREA                                                   RENT PER NET
                                                       SUBJECT TO     PERCENTAGE OF TOTAL    ANNUAL BASE RENT  RENTABLE SQ. FT.
                                                        EXPIRING            LEASED            UNDER EXPIRING    REPRESENTED BY
            YEAR OF                    NUMBER OF         LEASES       SQ. FT. REPRESENTED         LEASES        EXPIRING LEASES
           EXPIRATION             LEASES EXPIRING(1)    (SQ.FT.)     BY EXPIRING LEASES(%)     ($000'S)(2)            ($)
--------------------------------  -------------------  -----------  -----------------------  ----------------  -----------------
7/1/97-12/31/97.................             112          243,827                2.75                4,346             17.82
1998............................             258          710,955                8.01                9,563             13.45
1999............................             206          808,502                9.11               13,336             16.49
2000............................             162        1,279,712               14.42               18,190             14.21
2001............................             104          790,246                8.90               10,807             13.68
2002............................              86          951,378               10.72               16,247             17.08
2003............................              25          586,730                6.61                7,277             12.40
2004............................              20          706,770                7.96               10,908             15.43
2005............................              13          303,678                3.42                5,631             18.54
2006............................               7          159,085                1.79                3,052             19.18
2007 & thereafter...............              16        2,335,817               26.31               38,445             16.46
                                           -----       -----------           --------              -------             -----
      Total/Weighted Average....           1,009        8,876,700              100.00              137,802             15.52
                                           -----       -----------           --------              -------             -----
                                           -----       -----------           --------              -------             -----

------------------------

(1) Includes office tenants only. Excludes leases for amenity, retail, parking and month-to-month office tenants. Some tenants have multiple leases.

(2) Based upon aggregate base rent, determined in accordance with GAAP, for all leases dated on or before June 30, 1997.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, Cali Realty Corporation has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                CALI REALTY CORPORATION
September 19, 1997              By:              /s/ THOMAS A. RIZK
                                     ------------------------------------------
                                                   Thomas A. Rizk
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

September 19, 1997              By:             /s/ BARRY LEFKOWITZ
                                     ------------------------------------------
                                                  Barry Lefkowitz
                                              CHIEF FINANCIAL OFFICER

                            CALI REALTY CORPORATION
                         INDEX TO FINANCIAL STATEMENTS

                                                                                                                PAGE
                                                                                                                -----
THE MACK GROUP
  Reports of Independent Accountants:
    Report of Price Waterhouse LLP.........................................................................
    Report of Ernst & Young LLP............................................................................
  Combined Balance Sheets as of June 30, 1997 (unaudited), December 31, 1996 and 1995......................
  Combined Statements of Operations for the Six Months Ended June 30, 1997 and 1996 (unaudited), and for the Three Years in the Period Ended December 31, 1996..................................................
  Combined Statements of Partners' Deficit for the Period January 1, 1994 through December 31, 1996, and through June 30, 1997 (unaudited)......................................................................
  Combined Statements of Cash Flows for the Six Months Ended June 30, 1997 and 1996 (unaudited) and the
    Three Years in the Period Ended December 31, 1996......................................................
  Notes to Combined Financial Statements...................................................................
    Financial Statement Schedule III--Real Estate and Accumulated Depreciation and Amortization............

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Cali Realty Corporation
and the Partners and Members of
The Mack Group

In our opinion, based upon our audits and the report of other auditors, the accompanying combined balance sheets and the related combined statements of operations, of partners' deficit and of cash flows, including financial statement Schedule III, present fairly, in all material respects, the financial position of The Mack Group at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31 1996, in conformity with generally accepted accounting principles. These financial statements and schedule are the responsibility of the management of The Mack Group; our responsibility is to express an opinion on these financial statements and schedule based on our audits. We did not audit the combined financial statements and schedule of the Patriot American Office Group, part of the combined Mack Group, which statements reflect total assets of $136,855,000 and $135,063,000 at December 31, 1996 and 1995, respectively, and total revenues of $40,118,000, $36,776,000 and $31,583,000 for the years ended December 31, 1996, 1995 and 1994, respectively. Those statements were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for the Patriot American Office Group, is based solely on the report of the other auditors. We conducted our audits of these statements and schedule in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedule are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP
--------------------------
PRICE WATERHOUSE LLP

New York, New York
September 15, 1997

                         REPORT OF INDEPENDENT AUDITORS

To the Partners and Owners
  Patriot American Office Group:

    We have audited the accompanying combined balance sheets of the Patriot American Office Group, more fully described in Note 1, as of December 31, 1996 and 1995, and the related combined statements of operations, partners' and owners' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1996 (not presented separately herein). We have also audited the accompanying financial statement schedule (not presented separately herein). These financial statements and schedule are the responsibility of the Patriot American Office Group's management. Our responsibility is to express an opinion of these financial statements and schedule based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Patriot American Office Group as of December 31, 1996 and 1995, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information required to be set forth therein.

                                          /s/ ERNST & YOUNG LLP
                ----------------------------------------------------------------
                                          ERNST & YOUNG LLP

Dallas, Texas
March 19, 1997, except for Note 9,
    for which the date is August 4, 1997

                                 THE MACK GROUP

                            COMBINED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                                                                DECEMBER 31,
                                                                                          ------------------------
                                                                                             1996         1995
                                                                              JUNE 30,    -----------  -----------
                                                                                1997
                                                                             -----------
                                                                             (UNAUDITED)
ASSETS
Rental property
  Land.....................................................................  $    67,917  $    67,917  $    67,917
  Buildings and improvements...............................................      489,755      489,030      488,106
  Tenant improvements......................................................      140,291      126,591      112,307
  Furniture, fixtures, and equipment.......................................        2,464        2,446        2,398
                                                                             -----------  -----------  -----------
                                                                                 700,427      685,984      670,728
  Less-accumulated depreciation and amortization...........................     (208,712)    (196,790)    (172,622)
                                                                             -----------  -----------  -----------
      Total rental property................................................      491,715      489,194      498,106
Cash and cash equivalents..................................................        8,291       13,486        8,628
Unbilled rents receivable..................................................       19,105       21,352       20,839
Deferred charges and other assets, net.....................................       21,846       23,348       20,459
Restricted cash............................................................        7,685        3,911        7,676
Accounts receivable........................................................        2,237        2,943        2,678
Due from affiliate.........................................................        1,948        4,366        6,169
                                                                             -----------  -----------  -----------
      Total assets.........................................................  $   552,827  $   558,600  $   564,555
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------


LIABILITIES AND PARTNERS' DEFICIT

Mortgages and bond payable, net of discount of $2,314, $2,721 and
  $39,865..................................................................  $   654,031  $   659,339  $   640,063
Loans payable--partners, includes accrued interest.........................        8,307        8,222        8,603
Accounts payable and accrued expenses......................................       10,669       11,815       10,538
Rents received in advance and security deposits............................       10,465        9,269        8,767
Accrued interest payable...................................................        1,655        2,283        2,904
                                                                             -----------  -----------  -----------
    Total liabilities......................................................      685,127      690,928      670,875
Commitments and contingencies
Partners' deficit..........................................................     (132,300)    (132,328)    (106,320)
                                                                             -----------  -----------  -----------
    Total liabilities and partners' deficit................................  $   552,827  $   558,600  $   564,555
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------

    The accompanying notes are an integral part of these combined financial statements.

                                 THE MACK GROUP

                       COMBINED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                                  FOR THE SIX MONTHS
                                                    ENDED JUNE 30,          FOR THE YEAR ENDED DECEMBER 31,
                                                 --------------------  ------------------------------------------
                                                   1997       1996        1996            1995            1994
                                                 ---------  ---------  ----------  ------------------  ----------
                                                     (UNAUDITED)
REVENUES
Base rents, including amounts from related
  parties of $3,760, $3,832, $7,593, $7,603 and
  $7,606.......................................  $  64,521  $  63,013  $  128,066      $  124,493      $  114,843
Escalation and recoveries from tenants,
  including amounts from related parties of
  $149, $140, $337, $348 and $603..............      7,774      8,232      16,984          14,823          14,964
Other income...................................      5,587      2,356       3,233           2,838           2,296
Interest income................................        350        218         469             194             275
                                                 ---------  ---------  ----------        --------      ----------
    Total revenues.............................     78,232     73,819     148,752         142,348         132,378
                                                 ---------  ---------  ----------        --------      ----------
EXPENSES
Real estate taxes..............................      7,833      7,431      15,367          14,407          14,320
Utilities......................................      6,782      6,726      14,143          13,387          13,220
Operating services.............................      9,960      9,616      19,507          18,254          18,032
General and administrative.....................      3,531      3,777       7,309           7,885           7,995
Depreciation and amortization..................     13,717     13,799      28,069          26,833          25,188
Interest expense...............................     29,975     30,228      58,621          59,813          56,889
                                                 ---------  ---------  ----------        --------      ----------
    Total expenses.............................     71,798     71,577     143,016         140,579         135,654
                                                 ---------  ---------  ----------        --------      ----------
Income (loss) before extraordinary item........      6,434      2,242       5,736           1,769          (3,276)
Extraordinary item-
    loss on extinguishment of debt, net........     --         --         (19,285)         --              --
                                                 ---------  ---------  ----------        --------      ----------
Net income (loss)..............................  $   6,434  $   2,242  $  (13,549)     $    1,769      $   (3,276)
                                                 ---------  ---------  ----------        --------      ----------
                                                 ---------  ---------  ----------        --------      ----------

   The accompanying notes are an integral part of these financial statements.

                                 THE MACK GROUP

                    COMBINED STATEMENTS OF PARTNERS' DEFICIT

                                 (IN THOUSANDS)

Partners' deficit at January 1, 1994.............................................  $(132,938)
  Contributions..................................................................     28,983
  Distributions..................................................................     (7,353)
  Net loss.......................................................................     (3,276)
                                                                                   ---------
Partners' deficit at December 31, 1994...........................................   (114,584)
  Contributions..................................................................     16,696
  Distributions..................................................................    (10,201)
  Net income.....................................................................      1,769
                                                                                   ---------
Partners' deficit at December 31, 1995...........................................   (106,320)
  Contributions..................................................................      6,340
  Distributions..................................................................    (18,799)
  Net loss.......................................................................    (13,549)
                                                                                   ---------
Partners' deficit at December 31, 1996...........................................   (132,328)
  Contributions..................................................................      2,204
  Distributions..................................................................     (8,610)
  Net income.....................................................................      6,434
                                                                                   ---------
Partners' deficit at June 30, 1997 (unaudited)...................................  $(132,300)
                                                                                   ---------
                                                                                   ---------

    The accompanying notes are an integral part of these combined financial statements.

                                 THE MACK GROUP

                       COMBINED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                  SIX MONTHS ENDED          FOR THE YEAR ENDED
                                                                      JUNE 30,                 DECEMBER 31,
                                                                --------------------  -------------------------------
                                                                  1997       1996       1996       1995       1994
                                                                ---------  ---------  ---------  ---------  ---------

                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)...........................................  $   6,434  $   2,242  $ (13,549) $   1,769  $  (3,276)
  Adjustments to reconcile net income (loss) to net cash flows provided by operating activities
  Depreciation and amortization...............................     13,717     13,799     28,069     26,833     25,188
  Amortization of deferred financing costs....................      1,232        382        899        828        962
  Amortization of interest discount on mortgage loans.........        407      2,735      5,466      5,390      5,163
  Amortization of profit participation discount on mortage
    loans.....................................................     --            647      1,294      1,029        812
  Loss on extinguishment of debt, net.........................     --         --         19,285     --         --
  Changes in operating assets and liabilities
    (Increase) decrease in accounts receivable................        706       (251)      (265)        29        761
    (Increase) decrease in unbilled rents receivable..........      2,247       (356)      (513)    (4,112)    (2,177)
    (Increase) decrease in due from Mack Company..............      2,418        358      1,803     (2,261)    (3,909)
    (Increase) decrease in deferred charges and other assets,
      net.....................................................     (1,469)      (943)    (5,212)    (1,987)    (5,123)
    Increase (decrease) in accounts payable and accrued
      expenses................................................     (1,611)       944        737     (6,362)     2,139
    Increase (decrease) in accrued interest payable and
      accrued interest on partner loans.......................       (469)     1,736      1,989      4,882      1,810
    Increase (decrease) in rents received in advance and
      security deposits.......................................      1,196     (2,383)       502      1,778     (1,142)
                                                                ---------  ---------  ---------  ---------  ---------
    Cash flows provided by operating activities...............     24,808     18,910     40,505     27,816     21,208
                                                                ---------  ---------  ---------  ---------  ---------

CASH FLOWS FROM INVESTING ACTIVITIES
  Additions to rental properties..............................    (13,900)    (4,744)   (15,301)   (27,070)   (49,700)
  (Increase) decrease in restricted cash......................     (3,774)       628      3,764     (3,611)    (1,103)
                                                                ---------  ---------  ---------  ---------  ---------
    Cash flows used in investing activities...................    (17,674)    (4,116)   (11,537)   (30,681)   (50,803)
                                                                ---------  ---------  ---------  ---------  ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from mortgages.....................................     --          3,300    131,700      7,500     10,900
  Repayments of mortgages.....................................     (5,788)   (10,073)  (139,997)   (13,565)   (11,377)
  Proceeds from loans payable partners........................     --         --         --         --          7,000
  Payment of financing costs..................................       (135)      (547)    (3,354)      (402)      (631)
  Cash contributions from partners............................      2,204        807      6,340     16,696     28,983
  Cash distributions to partners..............................     (8,610)    (7,152)   (18,799)   (10,201)    (7,353)
                                                                ---------  ---------  ---------  ---------  ---------
    Cash flows (used in) provided by financing activities.....    (12,329)   (13,665)   (24,110)        28     27,522
                                                                ---------  ---------  ---------  ---------  ---------
    Net (decrease) increase in cash and cash equivalents......     (5,195)     1,129      4,858     (2,837)    (2,073)
Cash and cash equivalents, beginning of period................     13,486      8,628      8,628     11,465     13,538
                                                                ---------  ---------  ---------  ---------  ---------
Cash and cash equivalents, end of period......................  $   8,291  $   9,757  $  13,486  $   8,628  $  11,465
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------
Supplemental Cash Flow Information
  Cash paid for interest expense..............................  $  28,862  $  23,304  $  48,821  $  49,020  $  47,710
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------
Non-Cash Investing Activites
  Accruals for property additions.............................  $     942  $     712  $     477  $     521  $     767
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------

    The accompanying notes are an integral part of these combined financial statements.

                                 THE MACK GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION AND BASIS OF PRESENTATION

ORGANIZATION

    The Mack Group (not a legal entity) is engaged in the ownership and operation of commercial office buildings located in the United States (the "Properties"). The Properties are held through two portfolios: The Mack Company and Patriot American Office Group ("PAO") portfolios. The Mack Company's office property portfolio consists of 32 office properties comprising approximately 5.9 million square feet located principally in New Jersey and Arizona. The PAO portfolio consists of 23 office properties comprising approximately 3.5 million square feet located principally in Texas and Arizona. The Mack Company and PAO are collectively hereinafter referred to as The Mack Group. Management, leasing and construction services with respect to the Properties have been historically provided by affiliates of The Mack Group.

BASIS OF PRESENTATION

    The accompanying combined financial statements of The Mack Group have been presented on a combined basis, which is considered to be the most meaningful, due to the common general partners in partnerships or managing members in limited liability companies and common management. In addition, the entities are expected to be the subject of a business combination with Cali Realty Corporation and subsidiaries ("Cali"), a fully integrated, self administered, self managed real estate investment trust. The business combination involves the planned acquisition by Cali of 100 percent of the interests of the partners and members of the partnerships and limited liability companies (hereinafter referred to as "partnership or partnerships") included in The Mack Group who will receive cash, limited partnership interests, warrants to acquire limited partnership interests, or a combination thereof in Cali Realty, LP.

    Certain other properties and operations affiliated with The Mack Group have been excluded from these financial statements as they are not included in the anticipated business combination described above.

    All significant intercompany accounts and transactions have been eliminated in combination.

    The following table sets forth the Properties included in The Mack Group:

PROPERTY                     LOCATION                     PROPERTY                     LOCATION
---------------------------  ---------------------------  ---------------------------  ---------------------------
NEW JERSEY                                                NEW JERSEY
Mack Centre I                Rochelle Park                Mack Airport                 Little Ferry
Mack Centre II               Paramus                      Kemble Plaza I               Morris Township
Mack Centre III              Paramus                      120 Passaic Street           Rochelle Park
Mack Centre IV               Paramus                      Kemble Plaza II              Morris Township
Mack Centre VI               Paramus                      Mack Montvale I              Montvale
Mack Centre VII              Paramus                      Mack Cranford                Cranford
Willowbrook                  Wayne                        Mack Short Hills             Short Hills
Woodbridge II                Woodbridge                   Mack Montvale II             Montvale
Bridgewater I                Bridgewater                  Mack Morris Plains           Morris Plains
Mack Lakeview Plaza          Morris Plains                Timeplex HQ                  Woodcliff Lake
Mack Murray Hill             New Providence               Timeplex 470                 Woodcliff Lake
Mack East Brunswick          East Brunswick               Timeplex 530                 Woodcliff Lake
                                                          Mack Saddle River            Upper Saddle River

                                 THE MACK GROUP

                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

PROPERTY                     LOCATION                     PROPERTY                     LOCATION
---------------------------  ---------------------------  ---------------------------  ---------------------------
TEXAS                                                     TEXAS
Atrium at Coulter Ridge      Amarillo                     St. James I                  Houston
Monticello                   Dallas                       St. James II                 Houston
Preston Center               Dallas                       Town & Country               Houston
TriWest                      Dallas                       Metroport                    Irving
Landmark                     Euless                       Republic Place               Plano
Cornerstone                  Houston                      Santa Fe                     Richardson
Katy Plaza                   Houston                      Bexar                        San Antonio
Memorial                     Houston                      Century                      San Antonio
                                                          Commerce Plaza               San Antonio
ARIZONA                                                   ARIZONA
Beardsley                    Phoenix                      Mack Beardsley               Phoenix
Glendale                     Glendale                     Biltmore                     Phoenix
Linda Blvd                   Scottsdale
NEW YORK                                                  NEW YORK
North Hills                  North Hills                  Westage                      Fishkill
Mack Manhasset               Manhasset
CALIFORNIA                                                NEBRASKA
Phelan                       San Francisco                Brandeis                     Omaha
IOWA                                                      FLORIDA
Century III.                 Des Moines                   One Mack Center              Tampa
                                                          PENNSYLVANIA
                                                          Mack Plymouth Meeting        Plymouth Meeting

    All of the Properties have been owned by The Mack Group for the three year period ended December 31, 1996, with the exception of the 120 Passaic Street, Rochelle Park, New Jersey property, which was acquired in 1995.

UNAUDITED FINANCIAL STATEMENTS

    The combined financial statements including the note disclosures included herein as of June 30, 1997 and for the six months ended June 30, 1997 and 1996 are unaudited; however, in the opinion of The Mack Groups' management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the combined financial statements for these interim periods have been included. The results for the interim periods are not necessarily indicative of the results to be obtained for the full fiscal year.

                                 THE MACK GROUP

                             (DOLLARS IN THOUSANDS)

2. SIGNIFICANT ACCOUNTING POLICIES

RENTAL PROPERTY

    Rental properties are stated at cost less accumulated depreciation. Costs include interest, property taxes, insurance and other project costs incurred during the period of construction. Ordinary repairs and maintenance are expensed as incurred; major replacements and betterments are capitalized. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings and improvements...................  40 years
Tenant improvements..........................  The shorter of the term of the related lease or useful life
Furniture, fixtures and equipment............  5 to 10 years

    On a periodic basis, management assesses whether there are any indicators that the value of the real estate properties may be impaired. A property's value is impaired only if management's estimate of the aggregate future cash flows (undiscounted and without interest charges) to be generated by the property are less than the carrying value of the property. Management does not believe that the value of any of its real estate properties is impaired.

DEFERRED CHARGES AND OTHER ASSETS

    DEFERRED FINANCING COSTS

    Costs incurred to obtain financing are capitalized and amortized on a straight-line basis, which approximated the effective interest method, over the term of the related indebtedness. Amortization of such costs was $1,232, $382, $899, $828, and $962 for the six months ended June 30, 1997 and 1996 and years ended December 31, 1996, 1995 and 1994, respectively.

    DEFERRED LEASING COSTS

    Direct costs, principally commissions and legal costs, incurred in connection with leases are capitalized and amortized on a straight-line basis over the terms of the related leases. Unamortized deferred leasing costs are charged to amortization expense upon early termination of the lease.

    DEBT DISCOUNTS

    In connection with the initial acquisition and RTC financing of 22 of the Properties (see Note 5), the carrying amount of the real estate and mortgage notes payable were initially discounted by $44,082 using an effective interest rate of 9.0 percent. The discount is amortized to interest expense over the terms of the mortgage loans using the effective interest method.

    As more fully described in Note 5, The Mack Group determines the fair value of the participation feature of the RTC participating mortgage at the inception of the loan and records an increase in the mortgage note payable with a corresponding debt discount. The debt discount is amortized into interest expense using the effective interest method over the life of the loan. The liability and debt discount are adjusted for subsequent changes in the fair value of the participation feature and the revised debt discount is amortized prospectively over the remaining life of the loan.

                                 THE MACK GROUP

                             (DOLLARS IN THOUSANDS)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
REVENUE RECOGNITION

    The Mack Group recognizes base rental revenue on a straight-line basis over the terms of the respective leases. Unbilled rents receivable represents the amount by which straight-line rental revenue exceeds rents currently billed in accordance with the lease agreements.

CASH AND CASH EQUIVALENTS

    All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents. At June 30, 1997 and December 31, 1996, cash and cash equivalents included investments in overnight reverse repurchase agreements ("Overnight Investments") totaling $4,491 and $2,172, respectively. Investments in Overnight Investments are subject to the risks that the counter-party will default and the collateral will decline in market value. The Overnight Investments matured on July 1, 1997 and on January 2, 1997, and the entire balance, including interest income earned, was realized by The Mack Group.

INTEREST RATE SWAP AND CAP AGREEMENTS

    The Mack Group has entered into interest rate swap and cap agreements to reduce the impact of changes in interest rates on its floating rate mortgages. The effect of these agreements is included in interest expense as incurred.

EXTRAORDINARY ITEM

    The extraordinary item represents the net effects resulting from the early settlement of certain mortgage obligations, including accrued interest, net of write-offs of related deferred financing costs.

PARTNERS' CAPITAL CONTRIBUTIONS, DISTRIBUTIONS AND PROFIT AND LOSS ALLOCATIONS

    The individual partnership agreements specify the required capital contributions of the partners and the procedures for the allocation of profits, losses, distributions and the return of capital to the partners. Generally, these items are allocated in proportion to the respective ownership percentages of the partners.

INCOME TAXES

    The entities included in the combined financial statements are partnerships which are not subject to federal and state income taxes. The partners are required to report in their individual federal and state income tax returns their distributed share of income or loss and other amounts. Accordingly, income taxes have not been provided for in the accompanying financial statements.

ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                 THE MACK GROUP

                             (DOLLARS IN THOUSANDS)

3. RESTRICTED CASH

    Restricted cash includes escrow and reserve funds for debt service, real estate taxes, property insurance, capital and tenant improvements, and leasing costs established pursuant to certain mortgage and bond financing arrangements. At December 31, 1995, restricted cash also included $1,653 of restricted deposits made by a partner.

4. DEFERRED CHARGES AND OTHER ASSETS

                                                                                 (UNAUDITED)      DECEMBER 31,
                                                                                  JUNE 30,    --------------------
                                                                                    1997        1996       1995
                                                                                 -----------  ---------  ---------
Deferred leasing costs.........................................................   $  36,046   $  34,419  $  29,246
Deferred financing costs.......................................................      10,621      10,486      8,200
                                                                                 -----------  ---------  ---------
  Total deferred charges.......................................................      46,667      44,905     37,446
Less--accumulated amortization.................................................     (25,921)    (22,989)   (18,719)
Deferred charges, net..........................................................      20,746      21,916     18,727
Prepaid expenses and other assets..............................................       1,100       1,432      1,732
                                                                                 -----------  ---------  ---------
Total deferred charges and other assets........................................   $  21,846   $  23,348  $  20,459
                                                                                 -----------  ---------  ---------
                                                                                 -----------  ---------  ---------

5. MORTGAGES AND BOND PAYABLE

    The Mack Group has non-recourse mortgages and bond payable each of which is collateralized by one or more of the Properties included in these financial statements. The mortgages and bond are generally due in monthly installments of interest and in certain cases principal based on amortization periods of 15 to 35 years, and mature at various dates through January 2009. The mortgages and bond outstanding as of June 30, 1997 and December 31, 1996 and 1995 are as follows:

                                                                              (UNAUDITED)       DECEMBER 31,
                                                                               JUNE 30,    ----------------------
MORTGAGES AND BOND                                                               1997         1996        1995
----------------------------------------------------------------------------  -----------  ----------  ----------
Paine Webber Mortgages......................................................   $ 126,000   $  126,000      --
RTC Mortgages...............................................................       3,410        3,264  $   57,628
Fixed Rate Mortgages........................................................     344,465      347,854     396,317
Variable Rate Mortgages.....................................................     172,156      174,221     178,118
Industrial Development Bond.................................................       8,000        8,000       8,000
                                                                              -----------  ----------  ----------
                                                                               $ 654,031   $  659,339  $  640,063
                                                                              -----------  ----------  ----------
                                                                              -----------  ----------  ----------

PAINE WEBBER MORTGAGES

    In December 1996, The Mack Group, in connection with the PAO portfolio, entered into a $126,000 mortgage loan agreement with Paine Webber Incorporated ("Paine Webber"). Proceeds from the loan were used to repay the RTC mortgages and other loans, and accrued interest as discussed below. The loan, which is collateralized by 21 Properties and a pledge of equity interest in one partnership, an assignment of leases, and a cash collateral account, bears interest at 250 basis points over the London Interbank Offer Rate ("LIBOR") for the first six months, 300 basis points over LIBOR for the following six months and

                                 THE MACK GROUP

                             (DOLLARS IN THOUSANDS)

5. MORTGAGES AND BOND PAYABLE (CONTINUED)
350 basis points over LIBOR thereafter until maturity in June 1998. LIBOR at June 30, 1997 and December 31, 1996 was 5.53 percent and 5.69 percent, respectively, and averaged 5.61 percent for the six months ended June 30, 1997. At maturity, The Mack Group has the option to extend the loan to a seven-year fixed rate mortgage, which would bear interest at the seven-year Treasury rate plus 350 basis points. The loan may be prepaid in whole or part without penalty. Additionally, The Mack Group has the option to borrow an additional $7,000 to fund renovation costs at one of the Properties, subject to the approval of Paine Webber.

    Under the terms of the loan, The Mack Group is required to deposit substantially all revenues from the Properties into a cash collateral account under the sole control of Paine Webber. Funds from the cash collateral account are to be used to fund reasonable operating expenses, debt service, real estate taxes, insurance and approved capital improvements. On a monthly basis, 70 percent of the remaining funds in the account are to be used to repay principal on the Paine Webber mortgage loan and 30 percent are available to the The Mack Group.

RESOLUTION TRUST CORPORATION (RTC)

    In connection with the acquisition of 22 of the PAO Properties in 1992, The Mack Group obtained seller financing from the RTC in the form of individual mortgage loans which aggregated $93,543. The mortgage loans matured from August to December 2004, and were non-interest bearing for the first seven years, after which time the loans bore interest at 9 percent per annum, payable quarterly. In addition, the RTC was entitled to receive quarterly principal payments based on operating income, as defined. Under the terms of the mortgage loans, the RTC was also entitled to a 30 percent profit participation upon sale or refinancing of the mortgage loans. The profit participation initially recorded in 1993 of $6,287, was subsequently adjusted to $8,692 at December 31, 1994, $10,645 at December 31, 1995 and $12,762 at December 27, 1996. The amortization of the corresponding discount resulted in additional interest expense related to the profit participation for the six months ended June 30, 1996 and the years ended December 31, 1996, 1995 and 1994 of approximately $647, $1,294, $1,029 and $812, respectively.

    In December 1996, 21 of the 22 RTC mortgage loans, along with the unpaid additional interest, were repaid with the proceeds of the Paine Webber mortgage loan. As a result, The Mack Group recognized an extraordinary loss from early extinguishment of debt of $33,390, which consisted primarily of the write-off of the remaining unamortized debt discount of $23,454, the write-off of the remaining unamortized discount related to the profit participation of $9,056 and the write-off of deferred financing costs of $673. At June 30, 1997 and December 31, 1996, one RTC mortgage loan remains with a carrying amount of $3,410 and $3,264, net of discount of $927 and $1,073, respectively.

FIXED RATE MORTGAGES

    Interest rates on fixed rate mortgages aggregating $344,465, $347,854 and $396,317 at June 30, 1997, and December 31, 1996 and 1995, respectively, range from 7 percent to 14 percent, excluding the cash flow participation discussed below. The effective interest rate at June 30, 1997 and December 31, 1996 and 1995 on such fixed rate mortgages was 8.84 percent, 9.05 percent and 10.60 percent, respectively.

    In addition to the stated rates of interest, at June 30, 1997 and December 31, 1996 and 1995, a $4,750 mortgage on one Property includes provisions for additional interest based on 25 percent of cash flows, as

                                 THE MACK GROUP

                             (DOLLARS IN THOUSANDS)

5. MORTGAGES AND BOND PAYABLE (CONTINUED) defined, of the underlying property pledged under the mortgage. Additional interest for the six months ended June 30, 1997, and 1996 and years ended December 31, 1996, 1995, and 1994 was $98, $93, $276, $244, and $230,
respectively.

    On July 3, 1996, a second mortgage on the One Mack Center, Tampa, FL property with an outstanding balance of $15,555 including unpaid interest of $1,955 was canceled for a payment of $1,450 to the lender, which after the write-off of related deferred financing costs resulted in an extraordinary gain of $14,105.

VARIABLE RATE MORTGAGES

    The interest rate on variable rate mortgage payables of $12,470, $12,750 and $15,816 at June 30, 1997 and December 31, 1996 and 1995, respectively, is at the banks' prime rate or at prime plus one percent. The average effective interest rate at June 30, 1997 and December 31, 1996 and 1995 was 8.50 percent, 8.25 percent and 6.68 percent, respectively.

    The interest rate on variable rate mortgage payables of $159,686, $161,471 and $162,302 at June 30, 1997 and December 31, 1996 and 1995, respectively, is
0.55 percent to 2.25 percent above LIBOR. The average effective interest rate at June 30, 1997 and December 31, 1996 and 1995 was 7.27 percent, 7.24 percent and
8.11 percent, respectively. The average effective interest rate for all variable rate mortgage payables for the six months ended June 30, 1997 and years ended December 31, 1996 and 1995 was 7.47 percent, 7.89 percent and 7.82 percent, respectively.

    Substantially all of the loans may not be prepaid until specified dates with prepayment fees ranging from 1/2 percent to 2 percent of the outstanding principal balance, or yield maintenance, as defined in the respective mortgage loan agreement.

INDUSTRIAL DEVELOPMENT BONDS

    The Mack Manhasset, NY property is financed through the issuance of $8,000 of Nassau County IDA Bonds bearing interest at a bank's TENR rate (4.1 percent at June 30, 1997 and 4.0 percent and 5.0 percent at December 31, 1996 and 1995, respectively) and maturing on December 1, 1999. These bonds are secured by an $8.4 million letter of credit issued by a bank. Pursuant to the terms of the letter of credit, the net cash flow of the Property is required to be deposited into a sinking fund maintained by the bank as additional collateral; such deposits, including interest totaled $556, $441 and $216 at June 30, 1997, and December 31, 1996 and 1995, respectively.

INTEREST RATE SWAP AND CAP AGREEMENTS

    The Mack Group has entered into interest rate swap and cap agreements to reduce the impact of changes in interest rates on its floating rate mortgages. At December 31, 1996, The Mack Group had two outstanding swap agreements with financial institutions, having an aggregate notional principal amount of $54,875. Those agreements effectively change The Mack Group's interest rate exposure on its $11,875 floating rate (LIBOR + 1.15 percent) mortgage due September 1999 to a fixed 7.08 percent through September 1998, and $43,000 of its $53,000 floating rate (LIBOR + 0.55 percent) mortgage due January 2009 to a fixed 8.029 percent through August 1997.

                                 THE MACK GROUP

                             (DOLLARS IN THOUSANDS)

5. MORTGAGES AND BOND PAYABLE (CONTINUED)
    At December 31, 1996, The Mack Group also has an outstanding interest rate cap agreement with a financial institution, having a notional amount of $8,500. This cap agreement effectively changes The Mack Group's interest rate exposure on its $8,090 floating rate (LIBOR + 1.15 percent) mortgage due September 1999 to a maximum 9.65 percent through September 1998.

    The Mack Group is exposed to credit loss in the event of non-performance by the other parties to the interest rate swap and cap agreements. However, The Mack Group does not anticipate non- performance by the counter-parties.

REPAYMENT SCHEDULE

    Scheduled principal repayments for the above mortgages and bond at December 31, 1996 are as follows:

1997..............................................................................  $  12,527
1998..............................................................................    218,332
1999..............................................................................     98,671
2000..............................................................................     18,739
2001..............................................................................     82,304
Thereafter........................................................................    231,487
                                                                                    ---------
                                                                                      662,060
Less amount representing interest.................................................     (2,721)
                                                                                    ---------
Total.............................................................................  $ 659,339
                                                                                    ---------
                                                                                    ---------

6. LOAN PAYABLE--PARTNERS

    In accordance with a partnership agreement, partner loans of $7,000 were provided to a property. The loan bears interest at 10 percent per annum until such time as the aggregate outstanding balance has been reduced to $2,500 at which time the interest rate shall be reduced to 9 percent. Interest is payable monthly, in arrears, commencing on March 1, 1994. The loan matures on December 1, 1999. Interest on these loans totaled $482 and $480 for the six months ended June 30, 1997 and 1996, and $949, $854 and $365 for the years ended December 31, 1996, 1995 and 1994, respectively. Unpaid interest at June 30, 1997 and December 31, 1996 and 1995 totaled $1,307, $1,222 and $1,019, respectively.

7. RELATED PARTY TRANSACTIONS

LEASES WITH AFFILIATES

    An affiliate of a partner of the Mack North Hills, NY property occupies, as of December 31, 1996, 100 percent of the space in the North Hills property. Total rent income, including escalations and recoveries from this affiliate for the six months ended June 30, 1997 and 1996 and years ended December 31, 1996, 1995 and 1994 approximated $2,364, $2,360, $4,751, $4,728, and $4,734, respectively.

    An affiliate of a partner of the Mack Manhasset, NY property occupies, as of December 31, 1996, 100 percent of the space in the Mack Manhasset property. Total rent income, including escalations and

                                 THE MACK GROUP

                             (DOLLARS IN THOUSANDS)

7. RELATED PARTY TRANSACTIONS (CONTINUED) recoveries from this affiliate for the six months ended June 30, 1997 and 1996 and years ended December 31, 1996, 1995 and 1994, approximated $880, $909, $1,808, $1,803, and $1,851, respectively.

    An affiliate of a partner of the Bridgewater, NJ property occupies, as of December 31, 1996, 30 percent of the space in the Bridgewater property. Total rent income, including escalations and recoveries from this affiliate for the six months ended June 30, 1997 and 1996 and years ended December 31, 1996, 1995 and 1994 approximated $620, $658, $1,280, $1,330 and $1,535, respectively.

    A partner with interests in 5 property partnerships occupies as of December 31, 1996, 3 percent of the space in the Mack Center I property. Total rent income, including escalations and recoveries from this partner for the six months ended June 30, 1997 and 1996 and years ended December 31, 1996, 1995 and 1994 approximated $45, $46, $90, $90, and $90, respectively.

    OPERATING AND ADMINISTRATIVE SERVICES

    Certain affiliates of The Mack Group provides operating, leasing and management services to and charges the Properties for the expenses associated with such services, comprising principally of employee costs and office expenses. For the six months ended June 30, 1997 and 1996, and years ended December 31, 1996, 1995 and 1994, the amount of such charges included in operating services was $1,753, $1,411, $2,900, $2,735 and $2,755, respectively, and the amount included in general and administrative expenses for such services was $2,765, $3,038, $6,325, $6,305 and $5,988, respectively. Included in the expense charged were contributions made by The Mack Group to employee profit sharing and 401(k) plans sponsored by the affiliates, which amounted to $73, $85, $172, $127 and $160 for the six months ended June 30, 1997 and 1996, and years ended December 31, 1996, 1995 and 1994, respectively.

    LEASING COMMISSIONS

    Employees of an affiliate provide leasing services to the Properties and, in certain situations, receive additional compensation based on executed leases. For the six months ended June 30, 1997 and 1996 and the years ended December 1996, 1995 and 1994, the additional amounts paid to these employees, which are capitalized and amortized, approximated $178, $108, $275, $280 and $329, respectively. In 1995, an affiliate of The Mack Group was paid a leasing commission of $400 relating to the SaddleMack Property which is capitalized and amortized.

    CASH PROCESSING

    The Properties' rent receipts are deposited into a centralized receipt account of an affiliate and the Properties' cash payments are disbursed from a centralized disbursement account of that affiliate. At June 30, 1997 and December 31, 1996 and 1995, the net amount due from affiliate was $1,948, $4,366, and $6,169, respectively.

8. INCOME TAXES

    The entities included in the combined financial statements are partnerships which are not subject to federal and state income taxes. Accordingly, no recognition has been given to income taxes in the accompanying financial statements since the income or loss of the entities are to be included in the tax returns of the individual partners. The tax returns of the entities are subject to examination by federal and

                                 THE MACK GROUP

                             (DOLLARS IN THOUSANDS)

8. INCOME TAXES (CONTINUED)
state taxing authorities. If such examinations result in adjustments to distributive shares of taxable income or loss, the tax liability of the partners would be adjusted accordingly.

    The tax attributes of the partnerships' net assets flow directly to each individual partner. Individual partners will have different investment bases depending upon the timing and prices of their acquisition of partnership units. Furthermore each partner's tax accounting, which is partially dependent upon their individual tax position, may differ from the accounting followed in the financial statements. Accordingly, there could be significant differences between each individual partner's tax basis and their proportionate share of the net assets reported in the financial statements.

9. DISCLOSURE OF FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following disclosure of estimated fair value was determined by management using available market information and appropriate valuation methodologies. However, considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts The Mack Group could realize on disposition of the financial instruments at December 31, 1996. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

    Cash equivalents, receivables, accounts payable, and accrued expenses and other liabilities are carried at amounts which reasonably approximate their fair values.

    Mortgages and bond payable have an aggregate carrying value of $659,339 at December 31, 1996, which approximates their estimated aggregate fair value (excluding prepayment penalties) based upon then current interest rates for debt with similar terms and remaining maturities.

    Based on the value of The Mack Group's interest rate swap and cap agreements at December 31, 1996, the cost to The Mack Group to settle such agreements would have been approximately $620.

    Disclosure about fair value financial instruments is based on pertinent information available to management as of December 31, 1996. Although management is not aware of any factors that would significantly affect the fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since December 31, 1996 and current estimates of fair value may differ significantly from the amounts presented herein.

10. COMMITMENTS AND CONTINGENCIES

    The Mack Group has outstanding letters of credit issued by various banks pledged as security for certain mortgages and bond payable. Letters of credit outstanding as of June 30, 1997, and December 31, 1996 and 1995, aggregated $15,577, $15,620 and $19,965, respectively, and are not reflected on the accompanying financial statements.

                                 THE MACK GROUP

                             (DOLLARS IN THOUSANDS)

10. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    The Mack Group leases certain land under ground leases expiring in various times through December 2076. The future minimum lease payments under the ground leases at December 31, 1996 are as follows:

1997...............................................................................  $     288
1998...............................................................................        288
1999...............................................................................        291
2000...............................................................................        291
2001...............................................................................        291
Thereafter.........................................................................     21,220
                                                                                     ---------
  Total............................................................................  $  22,669
                                                                                     ---------
                                                                                     ---------

    One ground lease which expires December 2011 also provides additional rent based 25 percent of cash flow, as defined, of the Property subject to the ground lease. Such additional rents were $131, $105, $150, $201 and $169 for the six months ended June 30, 1997 and 1996 and years ended December 31, 1996, 1995 and 1994, respectively. Another ground lease which expires in February 2076 provides for additional rent beginning February 1997 based on 11 percent of cash flow, as defined, of the Property subject to the ground lease. There was no such additional rent due for the six months ended June 30, 1997.

11. TENANT LEASES

    The Properties are leased to tenants under operating leases with various expiration dates through 2014. Substantially all of the leases provide for annual base rents plus recoveries and escalation charges based upon the tenant's proportionate share of and/or increases in real estate taxes and certain operating costs as defined and the pass through of charges for electrical usage. Future minimum rentals to be received under non-cancelable operating leases at December 31, 1996 are as follows:

1997..............................................................................  $ 127,708
1998..............................................................................    122,141
1999..............................................................................    113,581
2000..............................................................................     99,937
2001..............................................................................     84,671
Thereafter........................................................................    422,544
                                                                                    ---------
Total.............................................................................  $ 970,582
                                                                                    ---------
                                                                                    ---------

                                 THE MACK GROUP

                             (DOLLARS IN THOUSANDS)

11. TENANT LEASES (CONTINUED)
    The geographic concentration of the Properties' base rental income for the year ended December 31, 1996 and property net book value as of December 31, 1996 are as follows:

REGION                                                               BASE RENTAL INCOME %       PROPERTY NET BOOK VALUE %
-----------------------------------------------------------------  -------------------------  -----------------------------
Northeast........................................................                 66                           68
Southwest........................................................                 25                           24
Other............................................................                  9                            8
                                                                                 ---                          ---
                                                                                 100%                         100%
                                                                                 ---                          ---
                                                                                 ---                          ---

    Other income for the six months ended June 30, 1997 and 1996 and years ended December 31, 1996, 1995 and 1994 included lease cancellation income of $4,462 , $1,293, $1,413, $589 and $571, respectively.

    Fourteen properties with aggregate rental income (base rent plus escalations and recoveries) of $17,312 and $34,652 for the six months ended June 30, 1997 and year ended December 31, 1996 are subject to purchase options, rights of first refusal, or right of first offer, or a combination thereof, granted to certain tenants.

                                                                    SCHEDULE III
                                                                     PAGE 1 OF 4

                                 THE MACK GROUP

           REAL ESTATE AND ACCUMULATED DEPRECIATION AND AMORTIZATION

                                 (IN THOUSANDS)

                               DECEMBER 31, 1996

                                                                                                                 GROSS
                                                                                                                AMOUNT
                                                                                                                CARRIED
                                                                                   INITIAL COSTS                  AT
                                                                      ---------------------------------------  CLOSE OF
                                                                                                    COSTS       PERIOD
                                                                                                 CAPITALIZED      (2)
                                                                                                 SUBSEQUENT    ---------
                                             DATE         RELATED                BUILDING AND        TO
PROPERTY NAME/LOCATION                     ACQUIRED    ENCUMBRANCES     LAND     IMPROVEMENTS    ACQUISITION     LAND
----------------------------------------  -----------  -------------  ---------  -------------  -------------  ---------
ROCHELLE PARK, NJ
  Mack Centre I.........................        1976     $   7,070    $   1,269    $  --          $  14,647    $   1,269
  120 Passaic Street....................        1995         2,710          646        1,788         --              646

PARAMUS, NJ
  Mack Centre II........................        1978        16,247        2,008       --             25,515        2,008
  Mack Centre III.......................        1981        13,344        1,059       --             25,007        1,059
  Mack Centre IV........................        1985        27,080       --           --             35,402       --
  Mack Centre VI........................        1988        30,413        2,391       --             27,983        2,391
  Mack Centre VII.......................        1988        28,512        5,222       --             32,702        5,222

UPPER SADDLE RIVER, NJ
  Mack Saddle River.....................        1973        27,460        6,198       24,765         27,535        6,198

MORRIS PLAINS, NJ
  Mack Lakeview Plaza...................        1979         4,091          512       --              5,453          512
  Mack Morris Plains....................        1977         2,400          442       --              4,756          442
  171 Littleton Road....................                    --              100       --             --              100

MORRIS TOWNSHIP, NJ
  Kemble Plaza I........................        1985        53,000        1,164       --             11,060        1,164
  Kemble Plaza II.......................        1986        67,000        3,815       --             44,158        3,815

MONTVALE, NJ
  Mack Montvale I.......................        1975         1,203          360       --              3,774          360
  Mack Montvale II......................        1981         3,256          689       --              5,916          689

WOODCLIFF LAKE, NJ
  400 Chestnut Ridge Road...............        1982        15,490        1,074        6,085         --            1,074
  470 Chestnut Ridge Road...............        1987         6,375        1,189        6,720         --            1,189
  530 Chestnut Ridge Road...............        1986         6,375        1,234        6,976         --            1,234

WAYNE, NJ
  Mack Willowbrook......................        1970        13,699          513       --              9,894          513
  Willowbrook--Peripheral Land..........                    --              440       --             --              440

WOODBRIDGE, NJ
  Mack Woodbridge II....................        1991        24,707        1,408       --             30,632        1,408

BRIDGEWATER, NJ
  Mack Bridgewater I....................        1989        24,458          693       21,806          6,963          693


                                                                                    DEPRECIABLE
                                          BUILDING AND              ACCUMULATED        LIVES
PROPERTY NAME/LOCATION                     IMPROVEMENT     TOTAL    DEPRECATION       (YEARS)
----------------------------------------  -------------  ---------  ------------  ---------------
ROCHELLE PARK, NJ
  Mack Centre I.........................    $  14,647    $  15,916   $    9,723            (1)
  120 Passaic Street....................        1,788        2,434          506            (1)
PARAMUS, NJ
  Mack Centre II........................       25,515       27,523       14,364            (1)
  Mack Centre III.......................       25,007       26,066       10,515            (1)
  Mack Centre IV........................       35,402       35,402       11,228            (1)
  Mack Centre VI........................       27,983       30,374        9,571            (1)
  Mack Centre VII.......................       32,702       37,924       13,036            (1)
UPPER SADDLE RIVER, NJ
  Mack Saddle River.....................       52,300       58,498        7,028            (1)
MORRIS PLAINS, NJ
  Mack Lakeview Plaza...................        5,453        5,965        1,374            (1)
  Mack Morris Plains....................        4,756        5,198        2,542            (1)
  171 Littleton Road....................       --              100       --                (1)
MORRIS TOWNSHIP, NJ
  Kemble Plaza I........................       11,060       12,224        3,882            (1)
  Kemble Plaza II.......................       44,158       47,973       13,986            (1)
MONTVALE, NJ
  Mack Montvale I.......................        3,774        4,134        2,038            (1)
  Mack Montvale II......................        5,916        6,605        4,886            (1)
WOODCLIFF LAKE, NJ
  400 Chestnut Ridge Road...............        6,085        7,159        1,138            (1)
  470 Chestnut Ridge Road...............        6,720        7,909        1,014            (1)
  530 Chestnut Ridge Road...............        6,976        8,210        1,053            (1)
WAYNE, NJ
  Mack Willowbrook......................        9,894       10,407        5,065            (1)
  Willowbrook--Peripheral Land..........       --              440       --                (1)
WOODBRIDGE, NJ
  Mack Woodbridge II....................       30,632       32,040        4,974            (1)
BRIDGEWATER, NJ
  Mack Bridgewater I....................       28,769       29,462        8,644            (1)

                                                                    SCHEDULE III
                                                                     PAGE 2 OF 4

                                 THE MACK GROUP

           REAL ESTATE AND ACCUMULATED DEPRECIATION AND AMORTIZATION

                                 (IN THOUSANDS)

                               DECEMBER 31, 1996

                                                                                                                 GROSS
                                                                                                                AMOUNT
                                                                                                                CARRIED
                                                                                   INITIAL COSTS                  AT
                                                                      ---------------------------------------  CLOSE OF
                                                                                                    COSTS       PERIOD
                                                                                                 CAPITALIZED      (2)
                                                                                                 SUBSEQUENT    ---------
                                             DATE         RELATED                BUILDING AND        TO
PROPERTY NAME/LOCATION                     ACQUIRED    ENCUMBRANCES     LAND     IMPROVEMENTS    ACQUISITION     LAND
----------------------------------------  -----------  -------------  ---------  -------------  -------------  ---------
CRANFORD, NJ
  Mack Cranford.........................        1967        --              219       --              2,722          219

MILLBURN , NJ
  Mack Short Hills......................        1980        29,908        1,943       --             14,939        1,943

LITTLE FERRY, NJ
  Mack Airport..........................        1974         7,128       --           --              8,708       --
  200 Riser Road........................                    --              800       --             --              800

NEW PROVIDENCE, NJ
  Mack Murray Hill......................        1977         8,961          595       --              3,435          595

EAST BRUNSWICK, NJ
  Mack East Brunswick...................        1977           944          382       --              1,487          382

NORTH HEMPSTEAD, NY
  Mack Manhasset........................        1980         8,000          710       --              7,340          710
  Mack North Hills......................        1983        31,951        4,324       --             21,694        4,324

TAMPA, FL
  One Mack Centre.......................        1982        17,698        1,203       --             28,908        1,203

PLYMOUTH MEETING, PA
  Mack Plymouth Meeting.................        1970           769       --           --              5,172       --

SCOTTSDALE, AZ
  9060 E. Via Linda.....................        1988        10,637        3,814        8,392         --            3,814

GLENDALE, AZ
  Mack Glendale.........................        1991         8,090        1,241        7,540         --            1,241

DALLAS, TX
  3100 Monticello.......................        1992         6,903          698        3,747          1,525          698
  Preston Center Plaza..................        1992         5,213          529        2,117          1,048          529
  TriWest Plaza.........................        1992        15,540        5,319       21,274          2,119        5,319

EULESS, TX
  Landmark Centre.......................        1992         2,965          294        1,175            520          294

IRVING, TX
  Metroport.............................        1992         6,126          626        2,504          1,565          626


                                                                                    DEPRECIABLE
                                          BUILDING AND              ACCUMULATED        LIVES
PROPERTY NAME/LOCATION                     IMPROVEMENT     TOTAL    DEPRECATION       (YEARS)
----------------------------------------  -------------  ---------  ------------  ---------------
CRANFORD, NJ
  Mack Cranford.........................        2,722        2,941        1,897            (1)
MILLBURN , NJ
  Mack Short Hills......................       14,939       16,882        9,004            (1)
LITTLE FERRY, NJ
  Mack Airport..........................        8,708        8,708        2,571            (1)
  200 Riser Road........................       --              800       --
NEW PROVIDENCE, NJ
  Mack Murray Hill......................        3,435        4,030        2,880            (1)
EAST BRUNSWICK, NJ
  Mack East Brunswick...................        1,487        1,869        1,186            (1)
NORTH HEMPSTEAD, NY
  Mack Manhasset........................        7,340        8,050        2,646            (1)
  Mack North Hills......................       21,694       26,018        9,000            (1)
TAMPA, FL
  One Mack Centre.......................       28,908       30,111       12,859            (1)
PLYMOUTH MEETING, PA
  Mack Plymouth Meeting.................        5,172        5,172        3,066            (1)
SCOTTSDALE, AZ
  9060 E. Via Linda.....................        8,392       12,206        1,783            (1)
GLENDALE, AZ
  Mack Glendale.........................        7,540        8,781          959            (1)
DALLAS, TX
  3100 Monticello.......................        5,272        5,970          754            (1)
  Preston Center Plaza..................        3,165        3,694          534            (1)
  TriWest Plaza.........................       23,393       28,712        3,542            (1)
EULESS, TX
  Landmark Centre.......................        1,695        1,989          313            (1)
IRVING, TX
  Metroport.............................        4,069        4,695          929            (1)

                                                                    SCHEDULE III
                                                                     PAGE 3 OF 4

                                 THE MACK GROUP

           REAL ESTATE AND ACCUMULATED DEPRECIATION AND AMORTIZATION

                                 (IN THOUSANDS)

                               DECEMBER 31, 1996

                                                                                                                 GROSS
                                                                                                                AMOUNT
                                                                                                                CARRIED
                                                                                   INITIAL COSTS                  AT
                                                                      ---------------------------------------  CLOSE OF
                                                                                                    COSTS       PERIOD
                                                                                                 CAPITALIZED      (2)
                                                                                                 SUBSEQUENT    ---------
                                             DATE         RELATED                BUILDING AND        TO
PROPERTY NAME/LOCATION                     ACQUIRED    ENCUMBRANCES     LAND     IMPROVEMENTS    ACQUISITION     LAND
----------------------------------------  -----------  -------------  ---------  -------------  -------------  ---------
PLANO, TX
  Republic Place........................        1992         3,969          314        1,257            967          314

RICHARDSON, TX
  Santa Fe Building.....................        1992         3,186          130          520          1,460          130

HOUSTON, TX
  Cornerstone Regency...................        1992         1,842          124          498            608          124
  Katy Plaza............................        1992         4,649          126        1,673          1,413          126
  5300 Memorial.........................        1992         6,764          856        3,424          1,355          856
  1717 St. James........................        1992         4,004          195          782          1,963          195
  1770 St. James........................        1992         2,961          152          609          1,501          152
  Town & Country........................        1992         5,525          584        2,338          1,389          584

PHOENIX, AZ
  Beardsley Corporate Ctr...............        1992         8,051          373        1,491          2,401          373
  Patriot Biltmore Plaza................        1992         9,354          829        3,314          2,006          829
  Mack Beardsley........................                    11,875          856       --             13,160          856

SAN ANTONIO, TX
  Bexar Plaza...........................        1992        11,590          907        4,689          2,544          907
  Century Building......................        1992         7,818          400        1,605          6,974          400
  Commerce Plaza........................        1992         3,264          383        2,354          1,503          383

SAN FRANCISCO, CA
  Phelan Building.......................        1992        17,341        4,710        8,741          1,527        4,710

AMARILLO, TX
  Atrium at Coulter Ridge...............        1992         1,063           67          270            578           67

OMAHA, NE
  Brandeis Building.....................        1992         5,917          799        3,198            813          799

WEST DES MOINES, IA
  Century III...........................        1992         3,823          689        2,760            521          689

FISHKILL, NY
  Westage Business Center...............        1992         6,936          300        4,698          1,249          300

Furniture, Fixtures & Equipment.........                    --           --           --              2,446       --
                                                       -------------  ---------  -------------  -------------  ---------
    TOTALS..............................                 $ 655,655    $  67,917    $ 159,110      $ 458,957    $  67,917
                                                       -------------  ---------  -------------  -------------  ---------
                                                       -------------  ---------  -------------  -------------  ---------


                                                                                    DEPRECIABLE
                                          BUILDING AND              ACCUMULATED        LIVES
PROPERTY NAME/LOCATION                     IMPROVEMENT     TOTAL    DEPRECATION       (YEARS)
----------------------------------------  -------------  ---------  ------------  ---------------
PLANO, TX
  Republic Place........................        2,224        2,538          520            (1)
RICHARDSON, TX
  Santa Fe Building.....................        1,980        2,110          521            (1)
HOUSTON, TX
  Cornerstone Regency...................        1,106        1,230          253            (1)
  Katy Plaza............................        3,086        3,212          669            (1)
  5300 Memorial.........................        4,779        5,635          762            (1)
  1717 St. James........................        2,745        2,940          574            (1)
  1770 St. James........................        2,110        2,262          503            (1)
  Town & Country........................        3,727        4,311          724            (1)
PHOENIX, AZ
  Beardsley Corporate Ctr...............        3,892        4,265          707            (1)
  Patriot Biltmore Plaza................        5,320        6,149          802            (1)
  Mack Beardsley........................       13,160       14,016        1,988            (1)
SAN ANTONIO, TX
  Bexar Plaza...........................        7,233        8,140        1,289            (1)
  Century Building......................        8,579        8,979        1,083            (1)
  Commerce Plaza........................        3,857        4,240          656            (1)
SAN FRANCISCO, CA
  Phelan Building.......................       10,268       14,978        1,337            (1)
AMARILLO, TX
  Atrium at Coulter Ridge...............          848          915          224            (1)
OMAHA, NE
  Brandeis Building.....................        4,011        4,810          547            (1)
WEST DES MOINES, IA
  Century III...........................        3,281        3,970          416            (1)
FISHKILL, NY
  Westage Business Center...............        5,947        6,247          788            (1)
Furniture, Fixtures & Equipment.........        2,446        2,446        1,937            (1)
                                          -------------  ---------  ------------
    TOTALS..............................    $ 618,067    $ 685,984   $  196,790
                                          -------------  ---------  ------------
                                          -------------  ---------  ------------

------------------------
(1) Building and Improvements--5 to 40 years
(2) The aggregate cost for federal income tax purpose was approximately $492,809

                                                                    SCHEDULE III
                                                                     PAGE 4 OF 4

                                 THE MACK GROUP

           REAL ESTATE AND ACCUMULATED DEPRECIATION AND AMORTIZATION

                                 (IN THOUSANDS)

    A summary of activity for real estate and accumulated depreciation and amortization is as follows:

                                                                                    YEAR ENDED DECEMBER 31,
                                                                               ----------------------------------
                                                                                  1996        1995        1994
                                                                               ----------  ----------  ----------
REAL ESTATE:
Balance at beginning of year.................................................  $  670,726  $  643,894  $  595,850
Improvements.................................................................      15,258      24,398      48,044
Acquisition of real estate...................................................      --           2,436      --
                                                                               ----------  ----------  ----------
Balance at end of year.......................................................  $  685,984  $  670,728  $  643,894
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
ACCUMULATED DEPRECIATION AND AMORTIZATION:
Balance at beginning of year.................................................  $  172,622  $  148,155  $  126,220
Depreciation and amortization expense........................................      24,168      24,467      21,935
                                                                               ----------  ----------  ----------
Balance at end of year.......................................................  $  196,790  $  172,622  $  148,155
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

                            CALI REALTY CORPORATION

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                      JUNE 30, 1997 (DOLLARS IN THOUSANDS)

                                  (UNAUDITED)

    The following unaudited pro forma condensed consolidated balance sheet is presented as if the acquisition by the Company of the Moorestown Buildings, Shelton Place, 200 Corporate, Three Independence (collectively, the "Pre-Mack Events," which are discussed more fully in the Company's Current Report on Form 8-K, dated September 18, 1997), and the Transaction and related 1997 Offering had occurred on June 30, 1997. This unaudited pro forma condensed consolidated balance sheet should be read in conjunction with the pro forma condensed consolidated statement of operations of the Company and the historical financial statements and notes thereto of the Company included in the Company's Form 10-K for the year ended December 31, 1996 and the Company's Form 10-Q for the six month period ended June 30, 1997, respectively.

    The pro forma condensed consolidated balance sheet is unaudited and is not necessarily indicative of what the actual financial position of the Company would have been had the aforementioned acquisition actually occurred on June 30, 1997, nor does it purport to represent the future financial position of the Company.

                                                                                                 PRO FORMA
                                                                  PRO FORMA                     ADJ. FOR THE
                                                                 ADJUSTMENTS                    TRANSACTION
                                                     COMPANY     FOR PRE-MACK  PRE-MACK EVENT     AND 1997       COMPANY
ASSETS                                              HISTORICAL      EVENTS        PRO FORMA       OFFERING    PRO FORMA (L)
                                                   ------------  ------------  ---------------  ------------  --------------
Rental property, net.............................  $  1,307,365   $   46,850(a)  $   1,354,215  $  1,205,573(d)  $  2,559,788
Cash and cash equivalents........................         6,090       --                6,090        --     (e)         6,090
Unbilled rents receivable........................        23,648       --               23,648        --              23,648
Deferred charges and other assets, net...........        13,224       --               13,224        --              13,224
Restricted cash..................................         8,218       --                8,218        --               8,218
Accounts receivable, net.........................         3,547       --                3,547        --               3,547
Mortgage note receivable.........................        11,600       (4,350)(b)          7,250      --               7,250
                                                   ------------  ------------  ---------------  ------------  --------------
Total assets.....................................  $  1,373,692   $   42,500    $   1,416,192      1,205,573   $  2,621,765
                                                   ------------  ------------  ---------------  ------------  --------------
                                                   ------------  ------------  ---------------  ------------  --------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Mortgages and loans payable......................  $    553,961   $   42,500(c)  $     596,461  $    464,690(f)  $  1,061,151
Dividends and distributions payable..............        18,334       --               18,334        --              18,334
Accounts payable and accrued expenses............        10,582       --               10,582           (422 (g)        10,160
Accrued interest payable.........................         1,916       --                1,916        --               1,916
Rents received in advance and security
  deposits.......................................        16,280       --               16,280         10,465(h)        26,745
                                                   ------------  ------------  ---------------  ------------  --------------
Total liabilities................................       601,073       42,500          643,573        474,733      1,118,306
                                                   ------------  ------------  ---------------  ------------  --------------
Minority interest of unitholders in
  Operating Partnership..........................        70,911       --               70,911        391,218(i)       462,129
                                                   ------------  ------------  ---------------  ------------  --------------
Stockholders' equity
  Common stock, $.01 par value...................           366       --                  366            100(j)           466
Other stockholders' equity.......................       701,342       --              701,342        339,522(k)     1,040,864
                                                   ------------  ------------  ---------------  ------------  --------------
Total stockholders' equity.......................       701,708       --              701,708        339,622      1,041,330
                                                   ------------  ------------  ---------------  ------------  --------------
Total liabilities and stockholders' equity.......  $  1,373,692   $   42,500    $   1,416,192   $  1,205,573   $  2,621,765
                                                   ------------  ------------  ---------------  ------------  --------------
                                                   ------------  ------------  ---------------  ------------  --------------

                See accompanying footnotes on subsequent pages.

                            CALI REALTY CORPORATION

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                       AS OF JUNE 30, 1997 (IN THOUSANDS)

                                  (UNAUDITED)

(a) Represents the approximate aggregate cost of the acquisitions completed subsequent to June 30, 1997, consisting of the Moorestown Buildings on July 21, 1997 for $10,200; Shelton Place on August 1, 1997 for $15,500; 200
    Corporate on August 15, 1997 for $8,000; and Three Independence on September 3, 1997 for $13,150. (See the Company's Current Report on Form 8-K, dated September 18, 1997 for additional information.)

(b) Represents the partial prepayment of the RM Mortgage Note Receivable received from the sellers of 200 Corporate, certain RM principals, in conjunction with the Company's acquisition of such property. (See the Company's Current Report on Form 8-K, dated September 18, 1997 for additional information.)

(c) Represents the approximate aggregate pro forma drawings on the Company's credit facilities, which were used as the primary means in funding the acquisitions subsequent to June 30, 1997, as listed in note (a) above. (See the Company's Current Report on Form 8-K, dated September 18, 1997 for additional information.)

(d) Represents the estimated aggregate acquisition cost to be incurred by the Company to acquire the Mack Properties based upon the estimated market price of the consideration to be paid as of the time the Transaction was agreed to and announced. The total costs approximate the fair value of the rental property to be acquired and include the following:

Cash............................................................  $ 476,106
Mack Assumed Debt...............................................    302,147
Common Units....................................................    132,721
Preferred Units.................................................    256,075
Warrants........................................................      8,524
Estimated Transaction-related costs.............................     30,000
                                                                  ---------
                                                                  $1,205,573
                                                                  ---------
                                                                  ---------

(e) The following schedule summarizes the pro forma sources and uses of funds in connection with the Transaction:

Net proceeds to be received from the 1997 Offering after estimated underwriting discount and issuance costs of $21,811.............  $ 365,064

Pro forma drawing on the Company's credit facilities..............    162,543

Cash consideration paid (including estimated Transaction-related
  costs of $30,000)...............................................   (506,106)

Cash paid for executive compensation, bonuses and related tax
  obligation payments.............................................    (31,966)

Net cash from estimated closing adjustments at completion of
  Transaction.....................................................     10,465
                                                                    ---------
                                                                    $       0
                                                                    ---------
                                                                    ---------

                            CALI REALTY CORPORATION

                       AS OF JUNE 30, 1997 (IN THOUSANDS)

                                  (UNAUDITED)

(f) Represents the Mack Assumed Debt expected to be assumed by the Company and additional drawings on the Company's credit facilities in connection with the consummation of the Transaction, as follows:

Expected assumed debt with an estimated weighted average interest rate of 7.23 percent............................................  $ 302,147

Additional drawings on the Company's credit facilities............    162,543
                                                                    ---------
                                                                    $ 464,690
                                                                    ---------
                                                                    ---------

(g) Represents amounts that were accrued in the Company's historical accounts as of June 30, 1997 for tax obligation payments in connection with the Company's executive compensation agreements, which are to be paid in connection with completion of the Transaction (see Note (1) below).

(h) Represents adjustments for rents received in advance ($7,278) and security deposits ($3,187) to be received by the Company at the closing of the Transaction.

(i) Reflects the adjustment to minority interest of the unitholders in the Operating Partnership computed as follows:

Common Units......................................................  $ 132,721
Preferred Units...................................................    256,075
Warrants..........................................................      8,524
Minority interest share of non-recurring charges [see Note (k)
  below]..........................................................     (6,102)
                                                                    ---------
                                                                    $ 391,218
                                                                    ---------
                                                                    ---------

(j) Reflects the issuance of 10 million shares of the Company's Common Stock with a par value of $.01 per share.

                            CALI REALTY CORPORATION

                       AS OF JUNE 30, 1997 (IN THOUSANDS)

                                  (UNAUDITED)

(k) Reflects the issuance of 10 million shares of the Company's Common Stock with a par value of $.01 per share, at the assumed offering price of $38.6875 per share. The following table sets forth the adjustments to Other stockholders' equity:

Net proceeds to be received from the 1997 Offering after estimated underwriting discount and issuance costs of $21,811, (net of
  $100 for par value).............................................  $ 364,964

Recording of the financial accounting value ascribed to the
  beneficial conversion feature inherent in the Preferred Units upon issuance. The Preferred Units are immediately convertible into Common Units at $34.65 per Common Unit, which is an amount that is expected to be less than the market price of the Common
  Stock (assumed to be $38.6875 per share for purposes of this pro forma information) as of the date the Preferred Units are
  issued..........................................................     29,091

Recording of amortization for the beneficial conversion feature inherent in the Preferred Units as they are immediately
  convertible into Common Units upon consummation of the
  Transaction (1).................................................    (29,091)

Expensing of previously unamortized stock compensation recorded in connection with the Company's executive compensation agreements, which will fully vest on an accelerated basis as a result of the
  consummation of the Transaction (1).............................    (10,063)

Tax obligation payments related to stock compensation (net of $422
  previously accrued) (1).........................................     (4,559)

Elimination of unamortized stock compensation previously recorded
  in equity.......................................................     10,063

Additional executive compensation and bonuses to be paid only upon
  consummation of the Transaction (1).............................    (26,985)

Allocation to minority interest based upon post-Transaction
  ownership.......................................................      6,102
                                                                    ---------
                                                                    $ 339,522
                                                                    ---------
                                                                    ---------

(l) See following Estimated Pro Forma Results for Permitted Transaction Alternatives.

------------------------

(1) Reflects the adjustments to historical net earnings for non-recurring charges, which will be incurred in connection with the Transaction and will be recorded in the Company's statement of operations for the period in which they are incurred.

                            CALI REALTY CORPORATION

      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

                      AND THE YEAR ENDED DECEMBER 31, 1996

    The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 1997 and for the year ended December 31, 1996 are presented as if each of the following had occurred on January 1, 1996: (i) the partial prepayment by the Company of its Mortgage Financing ("Partial Prepayment") in 1996, (ii) the disposition by the Company of its property at 15 Essex Road in Paramus, New Jersey ("Essex Road") in 1996, (iii) the acquisition by the Company of the properties known as 103 Carnegie, Rose Tree, the Mount Airy Road Buildings , Five Sentry Parkway, Harborside, Whiteweld Centre, One Bridge Plaza and Airport Center in 1996, (iv) the net proceeds received by the Company as a result of its common stock offering of 3,450,000 shares on August 13, 1996 (the "August Offering"), (v) the net proceeds received by the Company as a result of the Company common stock offering of 17,537,500 shares on November 22, 1996 (the "November Offering"), (vi) completion by the Company of the Pre-Mack Events, (which are more fully discussed in the Company's Current Report on Form 8-K, dated September 18, 1997), and (vii) completion by the Company of the Transaction and related 1997 Offering. Items (i) through (v) above are to be collectively referred to as the "1996 Events."

    Such pro forma information is based upon the historical consolidated results of operations of the Company for the six months ended June 30, 1997 and for the year ended December 31, 1996, after giving effect to the transactions described above. The pro forma condensed consolidated statements of operations should be read in conjunction with the pro forma condensed consolidated balance sheet of the Company and the historical financial statements and notes thereto of the Company included in the Company's Form 10-Q for the six months ended June 30, 1997 and in the Company's Form 10-K for the year ended December 31, 1996.

    The unaudited pro forma condensed consolidated statements of operations are not necessarily indicative of what the actual results of operations of the Company would have been assuming the transactions had been completed as set forth above, nor does it purport to represent the Company's results of operations for future periods.

                            CALI REALTY CORPORATION

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                           PRO FORMA
                                                                                           ADJ. FOR
                                                                                          THE TRANS-
                                                                                          ACTION AND
                                                PRO FORMA ADJ.   PRE-MACK    HISTORICAL      1997
                                     COMPANY     FOR PRE-MACK     EVENTS      THE MACK     OFFERING       COMPANY
REVENUES                           HISTORICAL       EVENTS       PRO FORMA      GROUP         (G)      PRO FORMA(M)
                                   -----------  --------------  -----------  -----------  -----------  -------------
Base rents.......................   $  93,180     $   10,734(a)  $ 103,914    $  64,521    $   3,963(e)  $   172,398
Escalations and recoveries from
  tenants........................      14,279          1,198(a)     15,477        7,774       --             23,251
Parking and other................       3,598            524(a)      4,122        5,587       --              9,709
                                                        (956)                                   (350)
Interest income..................       1,640               (b)        684          350             (f)          684
                                   -----------       -------    -----------  -----------  -----------  -------------
Total revenues...................     112,697         11,500       124,197       78,232        3,613        206,042
                                   -----------       -------    -----------  -----------  -----------  -------------

EXPENSES
Real estate taxes................      11,929          1,339(a)     13,268        7,833       --             21,101
Utilities........................       7,940            939(a)      8,879        6,782       --             15,661
Operating services...............      13,773          1,634(a)     15,407        9,960       --             25,367
General and administrative.......       6,927            730(a)      7,657        3,531       --             11,188
                                                                                              (1,661)
Depreciation and amortization....      16,844          1,873(a)     18,717       13,717             (h)       30,773
                                                                                             (13,597)
Interest expense.................      17,152          2,058(c)     19,210(c)     29,975            (i)       35,588
                                   -----------       -------    -----------  -----------  -----------  -------------
Total expenses...................      74,565          8,573        83,138       71,798      (15,258)       139,678
                                   -----------       -------    -----------  -----------  -----------  -------------
Income before minority
  interest.......................      38,132          2,927        41,059        6,434       18,871         66,364
Minority interest................       3,648            491(d)      4,139       --           12,784(j)       16,923
                                   -----------       -------    -----------  -----------  -----------  -------------
Net income.......................   $  34,484     $    2,436     $  36,920    $   6,434    $   6,087    $    49,441
                                   -----------       -------    -----------  -----------  -----------  -------------
                                   -----------       -------    -----------  -----------  -----------  -------------
Weighted average common shares
  outstanding (k)................      36,475                                                                46,674
                                   -----------                                                         -------------
Net income per common share
  (l)............................   $    0.95                                                           $      1.06
                                   -----------                                                         -------------

                            CALI REALTY CORPORATION

       NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

                                 (IN THOUSANDS)

(a) Reflects:

    Revenues and expenses for the properties acquired in 1997 by the Company (as reported by the Company on previously-filed Current Reports on Form 8-K and 8-K/A) for the period January 1, 1997 through the earlier of the date of acquisition/completion or June 30, 1997, as follows:

                                                                                            REAL
                                ACQUISITION/        BASE      ESCALATIONS/      OTHER      ESTATE                  OPERATING
PROPERTY/TRANSACTION (1)       COMPLETION DATE    RENTS (2)    RECOVERIES      INCOME       TAXES     UTILITIES    SERVICES
----------------------------  -----------------  -----------  -------------  -----------  ---------  -----------  -----------
1345 Campus Parkway.........  January 28, 1997    $      58     $      19        --       $       7   $       1    $       4
RM Transaction..............  January 31, 1997        5,209           195     $     524         817         379          858
Westlakes...................  May 8, 1997             3,126           866        --             258         362          449
Shelton Place (4)...........  July 31, 1997             982           105        --              80         138          141
200 Corporate...............  August 15, 1997           386            12        --              55           5           73
Three Independence..........  September 3, 1997         973             1        --             122          54          109
                                                 -----------       ------         -----   ---------       -----   -----------
Total Pro Forma Adj. for
  1997 Events...............                      $  10,734     $   1,198     $     524   $   1,339   $     939    $   1,634
                                                 -----------       ------         -----   ---------       -----   -----------
                                                 -----------       ------         -----   ---------       -----   -----------


                                 GENERAL AND
PROPERTY/TRANSACTION (1)       ADMINISTRATIVE    DEPRECIATION (3)
----------------------------  -----------------  -----------------
1345 Campus Parkway.........      $       1          $      12
RM Transaction..............            410                864
Westlakes...................            246                607
Shelton Place (4)...........             51                165
200 Corporate...............              1                 85
Three Independence..........             21                140
                                      -----             ------
Total Pro Forma Adj. for
  1997 Events...............      $     730          $   1,873
                                      -----             ------
                                      -----             ------

------------------------

(1) The Moorestown Buildings were vacant during 1996 and for the six months ended June 30, 1997.

(2) Pro forma base rents are presented on a straight-line basis calculated from January 1, 1996 forward.

(3) Depreciation is based on the building-related portion of the purchase price and associated costs depreciated using the straight-line method over a 40-year life.

(4) Total revenues of $444 and Revenue in excess of certain expenses of $234 for the three months ended March 31, 1997 have been included in both the Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 1997 and year ended December 31, 1996.

                            CALI REALTY CORPORATION

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

                                 (IN THOUSANDS)

(b) Represents reduction for (i) interest income earned on investments of proceeds from the November 1996 offering ($835) and (ii) interest income earned on the RM Mortgage Receivable as a result of the prepayment in connection with the 200 Corporate acquisition ($121).

(c) The Pre-Mack Events pro forma adjustment to interest expense for the six months ended June 30, 1997 reflects interest on mortgage debt assumed with certain acquisitions and additional borrowings from the Company's credit facilities to fund certain acquisitions. Pre-Mack Events pro forma interest expense for the six months ended June 30, 1997 is computed as follows:

Interest expense on the Initial Mortgage Financing, after the
Partial Prepayment (fixed interest rate of 8.02 percent on $44,313;
and variable rate of 30-day LIBOR plus 100 basis points on
$20,195--weighted average interest rate used is 6.60 percent)......  $   2,443

Interest expense on loan assumed with Fair Lawn acquisition on
March 3, 1995 (fixed interest rate of 8.25 percent on average
outstanding principal balance of approximately $18,605)............        767

Interest expense on mortgages in connection with the Harborside acquisition in 1996 (fixed interest rate of 7.32 percent on
$107,912 and initial rate of 6.99 percent on $42,088)..............      5,421

Interest expense on outstanding borrowings on the Company's credit lines (a variable rate of 30-day LIBOR plus 125 basis points during the period on $114,655; weighted average interest rate used is 6.85
percent)...........................................................      3,927

Interest expense on the Teachers Mortgage assumed with the RM
Transaction on January 31, 1997 (fixed interest rate of 7.18
percent on $185,283)...............................................      6,652
                                                                     ---------

Total Pre-Mack Events pro forma interest expense for the six months ended June 30, 1997:...............................................  $  19,210
                                                                     ---------
                                                                     ---------

(d) Represents Pre-Mack Events pro forma income allocated to the pro forma weighted average minority interest (Units) in Cali Realty L.P. (the Operating Partnership) for the period of 10.08 percent.

(e) Represents adjustment necessary to reflect rental income for the Mack Properties on a straight lined basis assuming that the Transaction was consummated as of January 1, 1996.

(f) Represents reduction of interest income, which was recorded in the Mack Group Historical Financial Statements.

(g) In connection with the consummation of the Transaction, the Company estimates that it will also recognize the following non-recurring charges, before minority interest, in the Company's Statements

                            CALI REALTY CORPORATION

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

                                 (IN THOUSANDS)

    of Operations for the period in which the Transaction is completed, which have been excluded from the Company's pro forma operating results:

Expensing of previously unamortized stock compensation recorded in connection with the Company's executive compensation plans which will vest on an accelerated basis as a result of the consummation of the Transaction.................................................  $  10,063

Related tax obligation payments (net of $422 previously accrued)...      4,559

Additional executive compensation and bonuses to be paid only upon
consummation of the Transaction....................................     26,985

Amortization of the beneficial conversion feature inherent in the
Preferred Units (as an allocation to minority interest) as they are immediately convertible into Common Units upon consummation of the
Transaction........................................................     29,091
                                                                     ---------
                                                                     $  70,698
                                                                     ---------
                                                                     ---------

(h) Represents adjustment to reflect depreciation expense related to the Mack Properties to be acquired by the Company based on estimated relative fair value of buildings and improvements ($964,458) as of the date of acquisition, as follows:

Pro forma depreciation expense.....................................................  $  12,056

Mack Group Historical..............................................................     13,717
                                                                                     ---------
                                                                                     $   1,661
                                                                                     ---------
                                                                                     ---------

(i) Reflects reduction of interest expense relating to the Transaction. Proforma interest expense is computed as follows:

Interest on expected assumed debt ($302,147) with a weighted average interest rate of 7.23 percent....................................................................  $  10,923

Interest on drawings on the Company's credit facilities of $162,543 at a weighted
average interest rate of 6.71 percent..............................................      5,455
                                                                                     ---------
                                                                                     $  16,378

Mack Group Historical..............................................................  $  29,975
                                                                                     ---------
                                                                                     $  13,597
                                                                                     ---------
                                                                                     ---------

                            CALI REALTY CORPORATION

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

                                 (IN THOUSANDS)

(j) Represents minority interest computed as follows:

Income before extraordinary item and minority interest..................  $  66,364

Dividend yield of 6.75 percent on the Preferred Units with a par value
of $249,656.............................................................             $   8,426

Income allocable to common stockholders in the Company and unitholders in the Operating Partnership............................................  $  57,938
                                                                          ---------

Allocation to minority interest based upon weighted average percentage
of Common Units outstanding of 14.67 percent............................                 8,497
                                                                                     ---------

Total minority interest.................................................                16,923
                                                                                     ---------

Pre-Mack Events pro forma...............................................                 4,139
                                                                                     ---------

                                                                                     $  12,784
                                                                                     ---------
                                                                                     ---------

(k) The following is a reconciliation of the historical weighted average shares outstanding to the pro forma primary weighted average shares outstanding (shares in thousands):

Historical weighted average shares outstanding.......................................     36,475

Shares to be issued in connection with the 1997 Offering.............................     10,000

Vesting of 199 shares on an accelerated basis as a result of the Transaction.........        199
                                                                                       ---------

Pro forma weighted average shares outstanding........................................     46,674
                                                                                       ---------
                                                                                       ---------

(l) Fully-diluted pro forma net income per share is not presented since common stock equivalents and the Preferred Units are not dilutive.

(m) See following Estimated Pro Forma Results for Permitted Transaction Alternatives.

                            CALI REALTY CORPORATION
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                                      PRO FORMA
                                               PRO FORMA    PRO FORMA                  THE MACK     ADJ. FOR THE
                                               ADJ. FOR     ADJ. FOR     PRE-MACK       GROUP      TRANSACTION AND    COMPANY
                                   COMPANY       1996       PRE-MACK      EVENTS      HISTORICAL    1997 OFFERING    PRO FORMA
                                 HISTORICAL   EVENTS (A)   EVENTS (B)    PRO FORMA       (C)             (H)            (N)
                                 -----------  -----------  -----------  -----------  ------------  ---------------  -----------
REVENUES
Base rents.....................   $  76,922    $  49,087    $  76,655    $ 202,664    $  128,066      $   7,559(f)   $ 338,289
Escalations and recoveries from
  tenants......................      14,429        8,870        8,230       31,529        16,984         --             48,513
Parking and other..............       2,204          190        4,428        6,822         3,233         --             10,055
Interest income................       1,917       --             (738)(c)      1,179         469           (469)(g)      1,179
                                 -----------  -----------  -----------  -----------  ------------  ---------------  -----------
Total revenues.................      95,472       58,147       88,575      242,194       148,752          7,090        398,036
                                 -----------  -----------  -----------  -----------  ------------  ---------------  -----------
EXPENSES
Real estate taxes..............       9,395        5,144       11,039       25,578        15,367         --             40,945
Utilities......................       8,138        3,313        6,619       18,070        14,143         --             32,213
Operating Services.............      12,129        6,452       12,277       30,858        19,507         --             50,365
General and administrative.....       5,800        3,020        4,965       13,785         7,309         --             21,094
Depreciation and
  amortization.................      15,812        8,133       13,021       36,966        28,069         (3,958)(i)     61,077
Interest expense...............      12,677       --           25,608(d)     38,285(d)      58,621      (26,171)(j)     70,735
                                 -----------  -----------  -----------  -----------  ------------  ---------------  -----------
      Total expenses...........      63,951       26,062       73,529      163,542       143,016        (30,129)       276,429
                                 -----------  -----------  -----------  -----------  ------------  ---------------  -----------
Income before gain on sale of
  rental property, minority
  interest and extraordinary
  item.........................      31,521       32,085       15,046       78,652         5,736         37,219        121,607
Gain on sale of rental
  property.....................       5,658       (5,658)      --           --            --             --             --
                                 -----------  -----------  -----------  -----------  ------------  ---------------  -----------
Income before minority interest
  and extraordinary item.......      37,179       26,427       15,046       78,652         5,736         37,219        121,607
Minority interest..............       4,760       --            3,263(e)      8,023(e)      --           24,304(k)      32,327
                                 -----------  -----------  -----------  -----------  ------------  ---------------  -----------
Income before extraordinary
  item.........................   $  32,419    $  26,427    $  11,783    $  70,629    $    5,736      $  12,915      $  89,280
                                 -----------  -----------  -----------  -----------  ------------  ---------------  -----------
                                 -----------  -----------  -----------  -----------  ------------  ---------------  -----------
Weighted average common shares
  outstanding (l)..............      18,461                                                                             46,400
                                 -----------                                                                        -----------
Income before extraordinary
  item per common share (m)....   $    1.76                                                                          $    1.92
                                 -----------                                                                        -----------

                            CALI REALTY CORPORATION
       NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

(a) Reflects:

    Revenues and expenses of the properties acquired in 1996 for the period January 1, 1996 through the date of acquisition, (as reported by the Company on previously-filed Current Reports on Form 8-K) as follows:

                                                                                                                  REAL
                                                    ACQUIS./COMPLETION    BASE      ESCALATIONS/      OTHER      ESTATE
PROPERTY/TRANSACTION                                      DATE          RENTS (2)    RECOVERIES      INCOME       TAXES
--------------------------------------------------  -----------------  -----------  -------------  -----------  ---------
Carnegie..........................................    March 20, 1996    $     386     $      31        --       $      54
Rose Tree.........................................       May 2, 1996        1,312           115        --             165
Mt. Airy Bldgs. ..................................     July 23, 1996          665           101        --             101
Harborside........................................   November 4, 1996      30,884         7,037     $     166       3,096
Five Sentry.......................................   November 7, 1996       1,663        --            --             148
                                                        December 10,
Whiteweld.........................................              1996        3,890           326        --             430
                                                        December 16,
One Bridge Plaza..................................              1996        3,597           293        --             420
                                                        December 17,
Airport Center....................................              1996        6,953         1,004            24         780
                                                                       -----------       ------         -----   ---------
Total Pro Forma Adj. for 1996 acquisitions........                      $  49,350     $   8,907     $     190   $   5,194
                                                                       -----------       ------         -----   ---------

Revenues and expenses of the property disposed of in 1996 for the period January 1, 1996 through the date of disposition, as follows:

Essex Road........................................    March 20, 1996         (263)          (37)       --             (50)
                                                                       -----------       ------         -----   ---------

Reduction of expense as a result of the Partial Prepayment in 1996, for the period January 1, 1996 through the Partial
  Payment date, as follows:

Partial Prepayment................................    March 12, 1996       --            --            --          --
                                                                       -----------       ------         -----   ---------
Total Pro Forma Adj. for 1996 Events..............                      $  49,087     $   8,870     $     190   $   5,144
                                                                       -----------       ------         -----   ---------
                                                                       -----------       ------         -----   ---------


                                                                  OPERATING     GENERAL AND
PROPERTY/TRANSACTION                                 UTILITIES    SERVICES    ADMINISTRATIVE   DEPRECIATION (3)
--------------------------------------------------  -----------  -----------  ---------------  -----------------
Carnegie..........................................   $      56    $      58      $      11         $      49
Rose Tree.........................................         180          179             43               215
Mt. Airy Bldgs. ..................................      --                4             51               107
Harborside........................................         906        3,633          2,048             5,332
Five Sentry.......................................          32          325             88               246

Whiteweld.........................................         748          543            158               733

One Bridge Plaza..................................         412          659            237               585

Airport Center....................................       1,035        1,129            395               953
                                                    -----------  -----------        ------            ------
Total Pro Forma Adj. for 1996 acquisitions........   $   3,369    $   6,530      $   3,031         $   8,220
                                                    -----------  -----------        ------            ------
Revenues and expenses of the property disposed of in 1996 for the period January 1, 1996 through the date of disposition, as follows:
Essex Road........................................         (56)         (78)           (11)              (81)
                                                    -----------  -----------        ------            ------
Reduction of expense as a result of the Partial Prepayment 1996, for the period January 1, 1996 through the Partial
  Payment date, as follows:
Partial Prepayment................................      --           --             --                    (6)
                                                    -----------  -----------        ------            ------
Total Pro Forma Adj. for 1996 Events..............   $   3,313    $   6,452      $   3,020         $   8,133
                                                    -----------  -----------        ------            ------
                                                    -----------  -----------        ------            ------

                            CALI REALTY CORPORATION
       NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

(b) Reflects:

    Revenues and expenses for the properties acquired in 1997 by the Company (as reported by the Company on previously-filed Current Reports on Form 8-K and 8-K/A), for the year ended December 31, 1996, as follows:

                                                                                                                  REAL
                                            AQUIS./COMPLETION             BASE      ESCALATIONS/      OTHER      ESTATE
PROPERTY/TRANSACTION (1)                           DATE                 RENTS (2)    RECOVERIES      INCOME       TAXES
-----------------------------------  --------------------------------  -----------  -------------  -----------  ---------
1345 Campus Parkway................           January 28, 1997          $     698     $     165        --       $      90
RM Transaction.....................           January 31, 1997             63,083         5,483     $   4,393       9,870
Westlakes..........................                May 8, 1997              8,659         2,347        --             610
Shelton Place (4)..................              July 31, 1997              2,180           193        --             161
200 Corporate......................            August 15, 1997                850            38            35          85
Three Independence.................          September 3, 1997              1,185             4        --             223
                                                                       -----------       ------    -----------  ---------
Total Pro Forma Adj. for Pre-Mack
  Events...........................                                     $  76,655     $   8,230     $   4,428   $  11,039
                                                                       -----------       ------    -----------  ---------
                                                                       -----------       ------    -----------  ---------


                                                   OPERATING     GENERAL AND     DEPRECIATION
PROPERTY/TRANSACTION (1)              UTILITIES    SERVICES    ADMINISTRATIVE         (3)
-----------------------------------  -----------  -----------  ---------------  ---------------
1345 Campus Parkway................   $      25    $     103      $      20        $     143
RM Transaction.....................       4,944        9,876          3,997           10,364
Westlakes..........................       1,216        1,627            772            1,734
Shelton Place (4)..................         320          292             93              329
200 Corporate......................      --              146             36              170
Three Independence.................         114          233             47              281
                                     -----------  -----------        ------          -------
Total Pro Forma Adj. for Pre-Mack
  Events...........................   $   6,619    $  12,277      $   4,965        $  13,021
                                     -----------  -----------        ------          -------
                                     -----------  -----------        ------          -------

------------------------

(1) The Moorestown Buildings were vacant during 1996.

(2) Pro Forma base rents are presented on a straight-line basis calculated from January 1, 1996 forward.

(3) Depreciation is based on the building-related portion of the purchase price and associated costs depreciated using the straight-line method over a 40-year life.

(4) Revenues and certain expenses for Shelton Place reasonably reflect the operations of the property for the period April 1, 1996 through March 31, 1997. Total revenues of $444 and Revenue in excess of certain expenses of $234 for the three months ended March 31, 1997 have been included in both the Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 1997 and year ended December 31, 1996.

                            CALI REALTY CORPORATION

       NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(c) Represents reduction for interest income earned on investments of proceeds from the November 1996 Offering ($1,463), net of additional interest income earned on the RM Mortgage Receivable ($725).

(d) The pro forma adjustment to interest expense for the year ended December 31, 1996 (for the Pre-Mack Events) reflects interest on mortgage debt assumed with certain acquisitions and additional borrowings from the Company's credit facilities to fund acquisitions. Pro forma interest expense for the year ended December 31, 1996 is computed as follows:

Interest expense on the Initial Mortgage Financing, after the
  Partial Prepayment (fixed interest rate of 8.02 percent on
  $44,313 and variable rate of 30-day LIBOR plus 100 basis points on $20,195; weighted average interest rate used is 6.46
  percent).........................................................  $   4,867
Interest expense on loan assumed with Fair Lawn acquisition on
  March 3, 1995 (fixed interest rate of 8.25 percent on average
  outstanding principal balance of approximately $18,605)..........      1,535
Interest expense on mortgages in connection with the Harborside acquisition on November 4, 1996 (fixed interest rate of 7.32 percent on $107,912 and initial rate of 6.99 percent on
  $42,088).........................................................     10,841
Interest expense on outstanding borrowings on the Company's credit lines (a variable rate of 30-day LIBOR plus 125 basis points during the period on $114,655; weighted average interest rate
  used is 6.75 percent)............................................      7,739
Interest expense on Teachers Mortgage assumed with the RM
  Transaction on January 31, 1997 (fixed interest rate of 7.18
  percent on $185,283).............................................     13,303
                                                                     ---------
Pre-Mack Events pro forma interest expense for the year ended
  December 31, 1996................................................  $  38,285
                                                                     ---------
                                                                     ---------

(e) Represents pro forma income for 1996 Events and Pre-Mack Events allocated to the pro forma weighted average minority interest (Units) in Cali Realty L.P. (the Operating Partnership) of 10.20 percent.

(f) Represents adjustment necessary to reflect rental income on a straight line basis assuming that the Transaction was consummated as of January 1, 1996.

(g) Represents reduction of interest income, which was recorded in the Mack Group Historical Financial Statements.

(h) In connection with the consummation of the Transaction, the Company estimates that it will also recognize the following non-recurring charges before minority interest in the Company's Statement of

                            CALI REALTY CORPORATION

       NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

    Operations for the period in which the Transaction is completed, which have been excluded from the Company's pro forma operating results:

Expensing of previously unamortized stock compensation recorded in connection with the Company's executive compensation plans which will vest on an accelerated basis as a result of the consummation of the Transaction...............................................  $  10,063
Related tax obligation payments (net of $422 previously accrued)...      4,559
Additional executive compensation and bonuses to be paid only upon
  consummation of the Transaction..................................     26,985
Amortization of the beneficial conversion feature inherent in the
  Preferred Units (as an allocation to minority interest) as they are immediately convertible into Common Units upon consummation
  of the Transaction...............................................     29,091
                                                                     ---------
                                                                     $  70,698
                                                                     ---------
                                                                     ---------

(i) Represents adjustment to reflect depreciation expense related to the Mack Properties to be acquired by the Company based on estimated relative fair value of buildings and improvements ($964,458) as of the date of acquisition as follows:

Pro forma depreciation expense.....................................................  $  24,111
Mack Group Historical..............................................................     28,069
                                                                                     ---------
                                                                                     $   3,958
                                                                                     ---------
                                                                                     ---------

(j) Reflects reduction of interest expense relating to the Transaction. Proforma interest expense is computed as follows:

Interest on expected assumed debt ($302,147) with an estimated weighted average interest rate of 7.23 percent....................................................  $  21,845
Interest on drawings on the Company's credit facilities of $162,543 at a weighted
  average interest rate of 6.52 percent............................................     10,605
                                                                                     ---------
                                                                                        32,450
Mack Group Historical..............................................................     58,621
                                                                                     ---------
                                                                                     $  26,171
                                                                                     ---------
                                                                                     ---------

                            CALI REALTY CORPORATION

       NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(k) Represents minority interest computed as follows:

Income before extraordinary item and minority interest.................  $  121,607
Dividend yield of 6.75 percent on the preferred units with a par value
of $249,656............................................................              $  16,852
Income allocable to common stockholders in the Company and unitholders in the Operating Partnership...........................................  $  104,755
                                                                         ----------
Allocation to minority interest based upon weighted average percentage
of Common Units outstanding of 14.77 percent, respectively.............                 15,475
                                                                                     ---------
Minority interest......................................................                 32,327
Pre-Mack Events pro forma..............................................                  8,023
                                                                                     ---------
                                                                                     $  24,304
                                                                                     ---------
                                                                                     ---------

(l) The following is a reconciliation of the historical primary weighted average shares outstanding to the pro forma weighted average shares outstanding (shares in thousands):

Historical weighted average shares outstanding.....................................     18,461
Shares issued in connection with the the November 1996 offering....................     17,538
Issued in connection with the August 1996 offering.................................      3,450
Adjustment for period of year during which shares issued with the 1996 offerings
were outstanding...................................................................     (3,248)
Shares to be issued in connection with the 1997 Offering...........................     10,000
Vesting of 199 shares on an accelerated basis as a result of the Transaction.......        199
                                                                                     ---------
Pro forma weighted average shares outstanding......................................     46,400
                                                                                     ---------
                                                                                     ---------

(m) Fully-diluted pro forma income before extraordinary item per share is not presented since common stock equivalents and the Preferred Units are not dilutive.

(n) See following Estimated Pro Forma Results for Permited Transaction Alternatives.

                            CALI REALTY CORPORATION

       NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

ESTIMATED PRO FORMA RESULTS FOR PERMITTED TRANSACTION ALTERNATIVES

    Consummation of the transaction is conditioned upon, among other things, the receipt by Mack of certain partner, tenant and third party consents. To the extent Mack cannot obtain such consents, Mack may eliminate certain properties from the Transaction. Such eliminated properties are not to exceed 20 percent of the aggregate value of the Mack properties.

    If the maximum amount of such properties (20 percent) were excluded from the Transaction, estimated pro forma total assets, total liabilities, minority interest and stockholders' equity as of June 30, 1997 may approximate $2,387,937, $930,793, $416,122 and $1,041,022, respectively. Under the
Agreement, a reduction in the purchase price due to exclusion of properties is allocated to (1) reduce debt assumed by the greater of 26 percent of the allocated purchase price for such property or the outstanding debt on such property to be assumed (assumed to be 26 percent for this pro forma), (2) reduce cash paid up to $79,904, subject to certain elections by Mack to lower the cash reduction and take fewer Preferred and Common Units ($79,904 cash reduction assumed for this pro forma) and (3) reduce cash paid, Preferred and Common Units by 51.5 percent, 32.3 percent and 16.2 percent of the remaining price reduction. In this situation, estimated total revenues, income before minority interest, net income and net income per common share may be $189,673, $64,465, $49,097 and $1.05, respectively for the six months ended June 30, 1997 and $366,867, $119,255, $89,758 and $1.93, respectively for the year ended December 31, 1996.

    Also, as described in the Agreement, Mack may elect to further reduce the amount of cash consideration, in exchange for additional debt assumption, up to $60,429. Such a situation would result in lower borrowings under the Company's credit facility.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-3 (Nos. 333-09875, 333-19101, 333-09081, 33-96542, 333-25475, and 33-96538) and Forms S-8 (Nos.
33-91822, 333-18275, 333-19831, 333-32661) of Cali Realty Corporation of our
report dated September 15, 1997, relating to the combined financial statements of The Mack Group, appearing in this Current Report on Form 8-K.

/s/ PRICE WATERHOUSE LLP
-------------------------------------------
Price Waterhouse LLP
New York, New York
September 19, 1997

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-96538) and related Prospectus of Cali Realty Corporation, as amended, on October 6, 1995, the Registration Statement (Form S-3 No. 33-96542) and related Prospectus of Cali Realty Corporation, as amended on October 10, 1995, the Registration Statement (Form S-3 No. 333-09081) and related Prospectus of Cali Realty Corporation, as amended on August 9, 1996, the Registration Statement (Form S-3 No. 333-09875) and related Prospectus of Cali Realty Corporation dated August 9, 1996, the Registration Statement (Form S-8 No. 33-91822) pertaining to the 1994 Employee and Director Stock Option Plans, as amended on September 29, 1996, the Registration Statement (Form S-3 No. 333-19101) of Cali Realty Corporation dated December 31, 1996, the Registration Statement (Form S-8 No. 333-19831) dated January 15, 1997, pertaining to the Cali Realty Corporation Restricted Stock Award Plan for Senior Executive and Officers in the Cali Realty Corporation Stock Purchase Program for Senior Executives and Officers, the Registration Statement (Form S-8 No. 333-18275) dated December 19, 1996, pertaining to the Employee Stock Option Plan and the Director Stock Option Plan, the Registration Statement (Form S-8 No. 333-32661) dated August 1, 1997, pertaining to the Employee Stock Option Plan and the Director Stock Option Plan, and the Registration Statement (Form S-3 No. 333-25475) and related Prospectus of Cali Realty Corporation dated April 18, 1997 of our report dated March 19, 1997, except for Note 9, for which the date is August 4, 1997, with respect to the Combined Financial Statements of the Patriot American Office Group, as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, included in the Current Report on Form 8-K of Cali Realty Corporation dated September 19, 1997, filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement dated September 19, 1997 to the Registration Statement (Form S-3 No. 333-19101) and related Prospectus of Cali Realty Corporation dated December 31, 1996 for the registration of $1,000,000,000 of Preferred Stock, Common Stock and Warrants.

                                          /s/ ERNST & YOUNG LLP
                                          ---------------------

                                          Ernst & Young LLP

Dallas, Texas
September 18, 1997